As filed with the Securities and Exchange Commission on January 6, 2005
                                               Registration No. 333-____________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)


           Florida                         3990                  65-0928369
(State or Other Jurisdiction of (Primary Standard Industrial   (IRS Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)


        145 Huguenot Street, New Rochelle, New York 10801, (914) 6548700
          (Address and telephone number of Principal Executive Offices)

                145 Huguenot Street, New Rochelle, New York 10801
                    (Address of principal place of business)

                  Mr. Chris R. Decker, Chief Financial Officer
                    Security Intelligence Technologies, Inc.
                145 Huguenot Street, New Rochelle, New York 10801
                               Fax: (914) 654-1302
            (Name, address and telephone number of agent for service)

                  Please send a copy of all communications to:
                             Asher S. Levitsky P.C.
                               Katsky Korins, LLP
                                605 Third Avenue
                               New York, NY 10158
                            Telephone: (212) 716-3239
                               Fax: (212) 716-3338

      Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Title of each class of                               Proposed maximum         Proposed maximum
securities to be            Amount to be registered  offering price per       aggregate offering       Amount of registration
registered                                           unit (1)                 price(1)                 fee
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Common Stock, par value     33,701,733 shares        $  ..05                  $  1,685,087             $  198.34
$.0001 per share(2)
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Common Stock, par value     1,482,000 shares         $..0333                  $     49,400             $    5.81
$.0001 per share(3)
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
                                                                                                       $  204.15
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended, based on the last sale price of the common stock on the OTC Bulletin Board of $.05 on January 3, 2006 for the 33,701,733 shares of common stock issuable upon conversion of the convertible notes and the exercise price per share ($.0333) with respect to the 1,482,000 shares of common stock issuable upon exercise of warrants.
(2) Represents shares of common stock issuable upon conversion of convertible notes.
(3) Represents shares of common stock issuable upon exercise of warrants at an exercise price of $.0333 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY 6, 2006

                                   PROSPECTUS

                                35,183,733 Shares

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.

                                  Common Stock

                     OTC Bulletin Board Trading Symbol: SITG

The selling stockholders may offer and sell from time to time up to an aggregate of 35,183,733 shares of our common stock that they have acquired or may acquire from us, including shares that may be acquired upon conversion of notes and exercise of warrants. For information concerning the selling stockholders and the manner in which they may offer and sell shares of our common stock see "Selling Stockholders" and "Plan of Distribution" in this prospectus.

We will not receive any proceeds from the sale by the selling stockholders of their shares of common stock. We will pay the cost of the preparation of this prospectus, which is estimated at $35,000, which was paid on our behalf by Atlas Equity Group, LLC, one of the selling stockholders, and for which we issued our convertible promissory note.

On January 4, 2006, the last reported sales price for our common stock on the OTC Bulletin Board was $.05 per share.

Investing in shares of our common stock involves a high degree of risk. You should purchase our common stock only if you can afford to lose your entire investment. See "Risk Factors," which begins on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock.


             The date of this Prospectus is          , 2006

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.



                                TABLE OF CONTENTS

                                                                Page
        Prospectus Summary                                       3
        Risk Factors                                             5
        Forward-Looking Statements                               13
        Use of Proceeds                                          13
        Selling Stockholders                                     13
        Plan of Distribution                                     16
        Market for Common Stock and Stockholder Matters          17
        Management's Discussion and Analysis of Financial
        Condition and Results of Operations                      18
        Business                                                 24
        Management                                               29
        Principal Stockholders                                   34
        Certain Relationships and Related Transactions           36
        Description of Capital Stock                             37
        Experts                                                  41
        Legal Matters                                            41
        How to Get More Information                              41
        Financial Statements                                    F-1

                               PROSPECTUS SUMMARY

This summary does not contain all of the information that is important to you. You should read the entire prospectus, including the Risk Factors and our consolidated financial statements and related notes appearing elsewhere in this prospectus before making an investment decision.

Our Business

We design, assemble, market and sell security products. Our products and services are used throughout the world by military, law enforcement and security personnel in the public and private sectors. Our clients include governmental agencies, multinational corporations and non-governmental organizations. Our principal products are:

      o equipment designed to jam bombs which are activated by remote radio-controlled signals such as cell phones and garage door openers;

      o     systems which are used to monitor mobile and other communications;
            and

      o countermeasure security equipment, including countersurveillance, wiretap detection, voice stress analysis lie detection equipment and voice logging systems.

      Although our operations have generated losses since our organization, we believe that our ability to operate profitably in the future will be dependent upon our ability to continue to develop and market our bomb jamming equipment and to market our communications monitoring systems. We design and assemble the bomb jamming equipment, which we introduced in 2004. We market the communications monitoring systems pursuant to a distribution agreement. Although we offer a number of other security products, revenue from these products has not been significant.

      We sold approximately $973,000 of the bomb jamming and communications monitoring equipment during the year ended June 30, 2005. All of these sales were made to the United States Government or government contractors. We made no sales of these products to the United States Government or government contractors during the three months ended September 30, 2005. Sale of these products to customers other than the United States Government and government contractors were approximately $165,000 during the three months ended September 30, 2005. At September 30, 2005, we had two firm orders for bomb jamming equipment, totaling $280,000, which are scheduled for shipment during the third quarter of fiscal 2006.

About Us

      We are a Florida corporation organized under the name Hipstyle.com, Inc. in June 1999. In April 2002, in a transaction characterized as a reverse acquisition, we acquired CCS International, Ltd. ("CCS"), and our corporate name was changed to Security Intelligence Technologies, Inc. The transaction by which we acquired the stock of CCS is referred to in this annual report as the "reverse acquisition." From and after April 17, 2002, our business was the business conducted by CCS prior to the reverse acquisition.

      Prior to 2004, a significant portion of our revenue was derived from sales by our retail stores which were operated by CCS. Commencing in mid 2003 and continuing through March 2004, we closed all of our retail stores, although we continue to make modest retail sales from our headquarters and our London branch. In March 2005, we sold the stock of CCS to Menahem Cohen, who was then our vice president and a director, for $100 and contingent consideration consisting of 5% of CCS's and its subsidiaries' net sales through March 31, 2015. Since we no longer operate any retail stores, the operations of CCS are treated as a discontinued operation in our financial statements.

      Our principal executive offices are located at 145 Huguenot Street, New Rochelle, New York 10801, telephone (914) 654-8700. Our website is www.secintel.com. Neither the information or other statements contained in our website nor the information contained in any other Internet website is a part of this annual report.

      References to "we," "us," "our" and similar words refer to Security Intelligence Technologies, Inc. and its subsidiaries, unless the context indicates otherwise.

Stock Distribution

      On December 5, 2005, we effected a three-for-one stock distribution, pursuant to which we issue two shares of common stock for each share of common stock outstanding on the record date, November 28, 2005. All share and per share information in this prospectus retroactively reflect such stock distribution.


                                  THE OFFERING

Common Stock Offered:   The selling stockholders are offering a total of
                        35,183,733 shares of common stock of which 33,701,733 shares are issuable upon conversion of principal and interest on convertible notes, 1,482,000 shares are issuable upon exercise of outstanding warrants.

Limitation on
Issuance of Common
Stock: The holders of the convertible notes cannot convert their notes to the extent that such exercise would result in the holders and their affiliates owning more than 4.99% of our outstanding common stock.

Outstanding Shares
of Common Stock:        87,017,377 shares1, (2)

Common Stock to be
Outstanding             122,201,110 shares(1)

After Offering:

Use of Proceeds:        We will not receive any proceeds from the sale of the
                        stock by the selling stockholders.

Trading Markets:        OTC Bulletin Board

Trading Symbol:         SITG

---------------
(1) Does not include a total of 79,950,000 shares of common stock, of which 13,950,000 shares are issuable pursuant to our stock option plans, including outstanding options, and 36,000,000 shares are issuable upon exercise of other stock options, and 30,000,000 shares are issuable upon conversion of outstanding shares of preferred stock.

(2) Does not include a total of 35,183,733 shares of common stock issuable upon conversion of the principal and interest on the notes and exercise of the warrants held by the selling stockholders.

                          Summary Financial Information
                    (in thousands, except per share amounts)

The following information for June 30, 2005 and the fiscal years ended June 30, 2005 and 2004 has been derived from our audited financial statements which appear elsewhere in this prospectus. The information for September 30, 2005 the three months ended September 30, 2005 and 2004 has been derived from our unaudited financial statements which appear elsewhere in this prospectus. In the opinion of management, the unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair representation of the interim financial statements. The results of operations for the three months ended September 30, 2005 are not necessarily indicative of the results for the entire year. The results of operations for the fiscal years ended June 30, 2005 and 2004 and the three months ended September 30, 2004 have been restated as a result of the sale of our retail operations to reflect our retail operations as discontinued operations.

Consolidated Statement of Operations Information:

                                                      Three Months Ended         Fiscal Year
                                                         September 30,          Ended June 30,
                                                        2005      2004         2005        2004
                                                        ----      ----         ----        ----
Revenue                                              $    778    $    427    $  2,736    $  1,317
Cost of revenue                                           217         160       1,130         484
Compensation and benefits                                 523         498       2,010       1,283
Stock-based compensation                                 --           120         161       1,293
Professional fees                                          58          62         195          88
Write-off of receivable from CCS                         --          --         2,917        --
Other selling, general and administrative expenses        364         347       1,387         852
Depreciation expense                                        2        --             4        --

Operating loss from continuing operations                (386)       (760)     (5,068)     (2,684)
Debt issuance expense                                    --         2,305       3,550         315
Interest expense                                           93          21         150          42
Loss from continuing operations                          (479)     (3,086)     (8,768)     (3,041)
Loss from discontinued operations                        --          (325)       (270)     (1,958)
Loss on disposal of discontinued operations              --          --          (743)       --
Net (loss)                                           $   (479)   $ (3,411)   $ (9,781)   $ (4,999)
Net (loss) per share of common stock, basic and
diluted:
   From continuing operations                        $   (.01)   $   (.05)   $   (.13)   $   (.05)
   From discontinued operations                      $   (.00)   $   (.00)   $   (.01)   $   (.03)
   Total                                             $   (.01)   $   (.05)   $   (.14)   $   (.08)
Weighted average shares of common stock                76,884      67,062      68,395      60,111
outstanding, basic and diluted

Consolidated Balance Sheet Information:

                                                             September 30, 2005      June 30, 2005
                                                             ------------------      -------------
Working capital (deficiency)                                          $ (4,888)          $ (4,862)
Total assets                                                               798                710
Total liabilities                                                        5,649              5,533
Accumulated deficit                                                    (13,070)           (12,591)
Stockholders' deficiency                                                (4,851)            (4,823)

                                  RISK FACTORS

An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this annual report before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

We require significant working capital in order to fund our operations.

At September 30, 2005, we had cash of approximately $73,000, no accounts receivable, and a working capital deficit of approximately $4.9 million. Our operations generated a negative cash flow of $484,396 for the three months ended September 30, 2005, $1,167,362 for the fiscal year ended June 30, 2005 and $860,000 for the fiscal year ended June 30, 2004. In order to pay our current obligations and develop and market our products, we require significant additional working capital. We have incurred losses in the past, our losses are continuing and we are continuing to generate negative cash flow from operations. As a result, our working capital deficiency is increasing. In the event that we are unable to raise the necessary funding we may be unable to continue operations and it may be necessary to seek protection under the Bankruptcy Code.

Our increasing current liabilities reflect our inability to pay creditors currently.

      We have used our deposits from our distributors and clients to pay our creditors and finance our operations. If our vendors do not extend us necessary credit, we may not be able to fill our current orders, which may affect the willingness of our distributors and our clients to continue to place orders with us or to make advance payments to us. Our inability to obtain advance payments from distributors and clients will impair our ability to obtain components necessary to make products, which, in turn, may necessitate a cessation of business.

If we continue to operate at a loss, we may be unable to continue in business.

We sustained net losses of $478,690, or $.01 per share (basic and diluted), for the three months ended September 30, 2005, $9.8 million, or $.14 per share (basic and diluted), for the fiscal year ended June 30, 2005, and $5.0 million, or $.08 per share, for the fiscal year ended June 30, 2004, and our losses are continuing. Our failure to operate profitably is affecting the willingness of distributors and clients to place orders with us and the willingness of our suppliers to provide us with necessary components. We cannot assure you we will ever be able to operate profitably, and if we are unable to operate profitably, we may be unable to continue in business, and it may be necessary for us to seek protection under the Bankruptcy Code.

Our independent auditors have included an explanatory paragraph in their report as to our ability to continue as a going concern.

As a result of our continuing and significant losses and our working capital deficiency, our independent auditors have included in their report an explanatory paragraph as to our ability to continue as a going concern.

Our lack of credit facilities may impair our ability to operate.

      Our only source of funds since prior to July 1, 2003, other than deposits by our distributors and clients, has been sales of our common stock or the exercise of options to buy our common stock, from which we received gross proceeds of $200,000 during the three months ended September 30, 2005 and $110,000 during the fiscal year ended June 30, 2005, loans and credit facilities from our officers and members of their families and a placement of notes to certain of our stockholders. In view of our substantial working capital deficit and continuing losses, we may be unable to raise equity or obtain additional credit. If we are not able to generate the capital or obtain the credit we require, it may be necessary for us to cease operations and seek protection under the Bankruptcy Code.

If we are unable to generate sales of our bomb-jamming equipment or the communications monitoring equipment, we may not be able to continue in business.

      Although we have sold a number of products in the past, our sales of these products have not been sufficient to enable us to operate profitably. We believe that, unless we acquire rights to other products for which there is a significant market, our ability to generate profits is dependent upon our ability to develop, market and sell our bomb-jamming equipment and to market and sell the communications monitoring equipment that we distribute pursuant to a distribution agreement with a foreign supplier. If we cannot generate sufficient sales of these products, we may be unable to continue in business, and it may be necessary for us to seek relief under the Bankruptcy Code.

If we do not have access to the most current technology, we may not be able to market our products and services.

      The security industry is constantly changing to meet new requirements, which result from new threats to government and industry, both from potential threats to persons and property, to industrial and governmental espionage, as well as general concern about personal and family safety. In particular, we believe that our ability to generate a profit is dependent upon our ability to sell our bomb-jamming equipment and communications monitoring equipment. In order to meet these needs we must both anticipate problems and develop methods for reducing the potential risk. We rely primarily on the performance and design characteristics of our products in marketing our products, which requires access to state-of-the art technology in order to be competitive. Our business could be impaired if we cannot obtain licenses for such updated technology or develop state-of-the-art technology ourselves. With respect to our bomb-jamming equipment, we need to be able to adapt our products to meet new technical requirements based on changes in the nature of threats from remotely controlled explosive devices. Because of our financial problems, we are not able to devote any significant effort to research and development, which could increase our difficulties in making sales of our products. If we cannot meet the developing challenges, we will not be able to market our bomb-jamming equipment successfully. Furthermore, if our potential customers are not confident that, because of our limited financial resources, we will be able to develop products to meet future requirements as they develop, they may be reluctant to purchase our products.

Because of our limited resources, we may not be able to develop or implement a successful marketing program.

      Our ability to implement an expanded marketing program is dependent upon our ability to fund the program. If we are not able to obtain necessary financing, we may be unable to market our products. Furthermore, our financial condition may inhibit potential customers from purchasing our equipment and our competitors may use our financial condition in marketing to the same customers.

Because of the nature of our products, our ability to market our products is dependent upon the acceptance of our products by government agencies and government contractors.

      Our products, particularly our bomb-jamming equipment and communications monitoring equipment, are marketed primarily to domestic and foreign governments, government agencies, including the military, and government contractors. We are subject to a long selling cycle in seeking to market to these customers, and, after a long selling effort, we may not be successful in generating orders for our products, either because the products do not meet the government specifications or because governments and government agencies are reluctant to place a significant purchase order with a company that does not have adequate working capital or financial resources. Further, if government agencies, particularly agencies of the United States government, including the military, purchase competing products, other potential customers may follow their lead and also purchase competing products. As a result, we cannot assure you that we can or will be successful in marketing to these customers and, if we are not successful in this marketing effort, it may be necessary for us to terminate our business and seek protection under the Bankruptcy Code.

Our failure to deliver our products could result in litigation and judgments against us.

      If, because of our lack of working capital or for other reasons, we are unable to deliver our products to our distributors and clients, we may be subject to litigation resulting from such failure. If one or more of our creditors or customers obtain significant judgments against us and seeks to enforce the judgments, our ability to continue in business would be impaired and it may be necessary for us to seek protection under the Bankruptcy Code.

Although we have sold the stock of CCS, creditors of CCS may assert claims against us.

      CCS had obligations and liabilities, including judgments, which had been reflected as liabilities on our balance sheet prior to our sale of CCS. The liabilities of CCS include stock price guarantees made by CCS in connection with its settlement of debt obligations. These agreements contain a price guarantee that requires CCS to settle in cash any difference between the original face amount of the debt and proceeds from the creditor's subsequent sale of the shares. Although we are not a party to any of the agreements or judgments pursuant to which these liabilities or other obligations arose, it is possible that CCS' creditors may seek to make a claim against us. If such claims are brought against us, we would incur significant expense in defending the claims with no assurance that we will prevail.

We are subject to government regulations, which if violated, could prohibit us from conducting a significant portion of our export business and result in criminal liability.

      The United States and other governments have strict regulations concerning the exporting and importing of security devices, which may restrict sales of certain products to bona fide law enforcement agencies or may restrict the sale of certain products from the United States. If we violate any of these laws, we may be subject to civil or criminal prosecutions. If we are charged with any such violations, regardless of whether we are ultimately cleared, we may be unable to sell our products. During the fiscal year ended June 30, 2003, we incurred significant expense and our reputation was impaired as a result of criminal charges against our employees, including one of our officers, even though the charges, which were based on alleged violations of export control regulations, were dismissed.

Because we rely on third parties for much of our distribution, we lack control over the distribution of our products.

      Because we have a limited staff, our marketing is generally conducted by third party distributors who have distribution rights within a specified territory. We have no control over the manner in which they market our products, including their compliance with local laws. The inability of our distributors to market and sell our products would impair our ability to operate profitably. Furthermore, in the event that any of our distributors violates the laws of the countries in which they operate, our ability to sell in those countries may be impaired and it is possible that we may be subject to claims that we are a party to such violations. We would incur significant expense in defending any such claim, even if we were to prevail. Further, any such violation by any of our distributors could impair our relationship with the licensor of any products which we license and could result in the termination or non-renewal of one or more of such licenses.

Because we have no alternate source of supply, we may not be able to sell our communications monitoring equipment if the supplier is unable or unwilling to provide us with product.

      We sell our communications monitoring equipment pursuant to a distribution agreement with the foreign supplier of the product. This supplier holds the right to the product, and, in the event that, for any reason, it fails to supply us with product, we have no other source of supply. We may not be able to obtain distribution rights to comparable product. Since we consider the communications monitoring equipment to be crucial to our growth, our growth would be impaired by our inability to market such a product.

Because we are dependent on our management, the loss of key executive officers could harm our business.

      Our business is largely dependent upon our senior executive officers, Ben Jamil, our chief executive officer, and Chris R. Decker, our chief financial officer. Although we have employment agreements with both Mr. Jamil and Mr. Decker, the employment agreements do not guarantee that they will continue with us. Our business may be adversely affected if any of our key management personnel or other key employees left our employ.

Because we lack patent or copyright protection, we cannot assure you that others will not be able to use our proprietary information in competition with us.

      We have no patent or copyright protection for our proprietary software or products, including our bomb-jamming equipment, and we rely on non-disclosure agreements with our employees. Since our business is dependent upon our proprietary products, the unauthorized use or disclosure of this information could harm our business.

Major corporations may be able to develop and fund marketing efforts that could enable them to dominate the market.

      A number of major companies, many of which have strong relationships with the United States and other governments, can both offer security products to governments and industry and fund a product development and marketing program. These companies have the financial ability to dominate the market, to effectively set a standard which may be incompatible with our technology and to use their financial resources and government and industry contacts to successfully compete against us in all major markets, regardless of whether their technology is superior or inferior to ours.

Our growth may be limited if we cannot make acquisitions or obtain licenses to new products.

      A part of our growth strategy is to acquire other businesses that are related to our current business and to obtain licenses to new products in the security field. Any acquisitions may be made with cash or our securities or a combination of cash and securities. To the extent that we require cash, we may have to borrow the funds or issue equity. Our stock price and financial condition may adversely affect our ability to make acquisitions for equity or to raise funds for acquisitions through the issuance of equity securities. If we fail to make any acquisitions, our future growth may be limited. Furthermore, because of our stock price, the issuance of any stock or other equity securities in connection with any acquisition may result in significant dilution to our stockholders and may result in a change of control. As of the date of this annual report, we do not have any agreement or understanding, either formal or informal, as to any acquisition.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

      If we make any acquisitions, we could have difficulty integrating the acquired companies' personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us, and our officers may terminate their employment with us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

      o the difficulty of integrating acquired products, services or operations;

      o the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

      o the difficulty of incorporating acquired rights or products into our existing business;

      o difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

      o difficulties in maintaining uniform standards, controls, procedures and policies;

      o the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

      o the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

      o the effect of any laws or government regulations, including any foreign laws or regulations, which relate to the business acquired;

      o potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition.

      Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

      Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors has and in the future may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future. At present, all of the authorized preferred stock has been issued to our executive officers; however, we may increase the number of authorized shares of preferred stock.

The issuance of shares through our stock compensation and incentive plans may dilute the value of existing stockholders.

      We anticipate using stock options, stock grants and other equity-based incentives, to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price.

Shares may be issued pursuant to our stock plans which may affect the market price of our common stock.

      We may issue stock upon the exercise of options or pursuant to stock grants covering a total of 13,950,000 shares of common stock pursuant to our stock incentive plans, including options to purchase 7,828,500 shares which were outstanding on September 30, 2005. In addition we have granted options to purchase a total of 36,000,000 shares to our senior executive officers. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

A third party may claim ownership of stock held by our chief executive officer.

      In connection with an agreement between Mr. Ben Jamil and two financial consultants entered into prior to the April 2002 reverse acquisition of CCS into us, the consultants or their designees were to purchase a 30% interest in five of our former subsidiaries, and that 30% was to have been exchanged for 1,500,000 shares of our series B preferred stock. Mr. Jamil advised the consultants and their designees that, as a result of their failure to pay the consideration for the shares, the agreement is terminated and they have no interest in the series B preferred stock or the stock in the five subsidiaries. It is possible that the consultants or their designees may claim that they own the series B preferred stock and we can give no assurance that their claim will not be upheld.

Control by the chairman of our board of directors might limit independent, public stockholder influence over us and prevent a third party from acquiring us even if an acquisition is in the best interest of our stockholders.

      As of December 31, 2005, Ben Jamil, our chairman of the board and chief executive officer, beneficially owned 47.8% of our common stock and, as a result of preferred stock ownership, holds 61.6% of our voting rights, and he exercises control over our operations and, at a meeting of stockholders, he may be able to elect all of the members of our board of directors and approve any matter requiring stockholder approval.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

      The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market as a result of Sarbanes-Oxley require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted all of these measures. Because none of our directors are independent directors, we do not have independent audit or compensation committees. We also are not in compliance with requirements relating to the distribution of annual and interim reports, the holding of stockholders meetings and solicitation of proxies for such meeting and requirements for stockholder approval for certain corporate actions. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

Failure to achieve and maintain effective internal controls in accordance with
Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

      Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We may be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. We may be required to be in compliance with these requirements for our fiscal year ending June 30, 2008. In preparing to meet such deadline we may identify deficiencies that we may not be able to remediate in time to meet the deadline. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time; we may not be able to conclude that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We do not anticipate paying dividends on our common stock.

Risks Concerning our Common Stock and this Offering

Because we are subject to the "penny stock" rules, you may have difficulty in selling our common stock.

Because our stock is traded on the OTC Bulletin Board and our stock price is less than $5.00, our stock is subject to the SEC's penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. These rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own. See "Description of Capital Stock - Penny Stock Rules" for information relating to these rules.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

      o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

      o Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

      o "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

      o Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

      o The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

      Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any based upon an claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Because our stock is thinly traded, fluctuations in our operating results and announcements and developments concerning our business affect our stock price.

      Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the termination or expiration of existing license agreements and other developments affecting us, could cause the market price of our common stock to fluctuate substantially.

We cannot predict when or whether an active market for our common stock will develop.

      In the absence of an active trading market, you may have difficulty buying and selling or obtaining market quotations; the market visibility for our stock may be limited, and the lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

      Although we do not make projections relating to our future operating results, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

The registration and potential sale by the selling stockholders of a significant number of shares could encourage short sales by third parties.

      The significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

Sales of common stock by the selling stockholders may have a depressive effect upon the market for our common stock.

      The number of shares of common stock being offered for sale constitutes a significant percentage of our outstanding common stock and an even higher percentage of the public float. If the selling stockholders sell a significant number of shares of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale the offered shares and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

Our stock price may be affected by shares of common stock becoming available for public sale.

      We estimate that the public float for our common stock presently consists of approximately 42,390,906 shares of common stock. Our float includes shares that were issued as restricted securities and have been held for at least two years by stockholders who are not our affiliates. Approximately 5,570,205 shares of common stock were issued as restricted securities during the last two years, and these shares will become eligible for sale pursuant to Rule 144 commencing one year from the date of issuance. Rule 144 provides that restricted securities that are held by persons who are not our affiliates may be sold without restriction after two years and that restricted securities held that have been held for one year may be sold in a brokerage transaction or to a market maker subject to the volume limitations and other conditions of the rule.

                           FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be "forward-looking statements." Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus on in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to product demand, our ability to develop, obtain rights to or acquire new products and successfully market the products, market and customer acceptance, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders. In the event that the selling stockholders exercise warrants, we will receive a maximum of $49,400 proceeds from such exercise.

                              SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of common stock owned beneficially by the selling stockholders as of December 31, 2005, the number of shares of our common stock that may be offered by the selling stockholders pursuant to this prospectus, the number of shares owned by the selling stockholders after completion of the offering. The table and the other information contained under the captions "Selling Stockholders" and "Plan of Distribution" has been prepared based upon information furnished to us by or on behalf of the selling stockholders.

                                 Shares Beneficially Owned  Shares Offered for    Shares Owned After   Percentage After
Name                                                        Sale                  Offering             Offering
Kesef Equity Group, Inc.(1)                     11,565,822         11,565,822                -0-                   *
Ostonian Securities Limited(2)                   8,870,469          8,259,981              610,488                 *
Atlas Equity Group, Inc. (3)                     5,344,974          4,684,974              660,000                 *
GSM Communications, Inc. (4)                     5,151,927          4,295,877             856,050                 1.6%
Steven Pollan(5)                                 2,411,655          2,411,655                 -0-                  *
Shimon S. Fishman                                3,684,162          1,982,712            1,701,450                2.0%
Robert A. Schechter                              2,057,712          1,982,712               75,000                 *
Atlas Capital Services, LLC(5)                   1,482,000          1,482,000                 -0-                  *

--------------
*   Less than 1%.

(1) Mr. Victor Solimeo has sole voting and dispositive power over the shares beneficially owned by Kesef Equity Group.
(2) Mr. Jose Masis has sole voting and dispositive power over the shares beneficially owned by Ostonian Securities Limited.
(3) Mr. Michael D. Farkas has sole voting and dispositive power over the shares beneficially owned by Atlas Equity Group.
(4) Mr. Loevigildo Lopez has sole voting and dispositive power over the shares beneficially owned by GSM Communications.
(5) Atlas Capital Services is a broker-dealer. Mr. Steven Pollan has sole voting and dispositive power over the shares beneficially owned by Atlas Capital Services. The shares beneficially owned by Mr. Pollan represent (a) the 1,482,000 shares of common stock issuable upon exercise of warrants owned and being offered by Atlas Capital Services, of which he is the chief executive officer, and (b) the 929,655 shares of common stock issuable upon conversion of convertible notes owned and being offered individually by Mr. Pollan.

In June 2004, we entered into a revolving convertible credit agreement pursuant to which we issued our convertible promissory note in the aggregate principal amount to the selling stockholders. The notes accrued interest at the rate of 10% per annum through July 31, 2005. After July 31, 2005, the interest on the notes is the greater of 0% or the minimum allowed by law. We have not accrued interest subsequent to July 31, 2005. The notes matured on June 30, 2005. As a result of our failure to pay the note on maturity, the conversion rate, which was initially $.0333 per share, was reduced to $.0167 per share, in accordance with the terms of the purchase agreement. The following table sets forth the principal amount of the notes and the interest due on the notes.

Name                            Principal        Interest
----                            ---------        --------

Kesef Equity Group, Inc.         $175,000         $17,764
Ostonian Securities Limited       125,000          12,666
GSM Communications, Inc.           65,000           6,598
Atlas Equity Group, Inc.           55,000           5,583
Shimon S. Fishman                  30,000           3,045
Robert A. Schechter                30,000           3,045
Steven Pollan                      14,000           1,494
                                 --------         -------
                                 $494,000         $50,195
                                 ========         =======

The purchase agreement pursuant to which we issued the convertible notes provides that the convertible notes cannot be converted to the extent that the number of shares of common stock held by the selling stockholder and his affiliates after such conversion would exceed 4.99% of the outstanding common stock. Beneficial ownership is determined in the manner provided in Section 13(d) of the Securities Exchange Act of 1934 and Regulation

13d-3 of the SEC thereunder. A selling stockholder can terminate this provision as to himself on 75 days notice to us. On December 28, 2005, we had 87,017,377 shares of common stock outstanding. This limitation affects the convertible notes held by Kesef Equity Group, Ostonian Securities and Atlas Equity Group. Michael Farkas, who controls Atlas Equity Group, beneficially owns 5,101,788 shares of common stock, representing approximately 5.8% of our outstanding common stock. The shares beneficially owned by Mr. Farkas include shares owned by his wife, individually and as custodian for their minor children and other entities controlled by him. See "Principal Stockholders." As a result of Mr. Farkas' beneficial ownership of our securities, Atlas Equity Group may be unable to convert its note unless the percentage of Mr. Farkas' beneficial ownership is reduced. The reduction in his percentage beneficial ownership can be affected by a sale or other transfer of the stock beneficially owned by him or by the issuance by the Company of additional common stock, either upon conversion of the notes or for other reasons.

Pursuant to the purchase agreement, we paid Atlas Capital Services a fee of $49,400, representing 10% of the gross proceeds from the sale of the convertible notes, and we issued to Atlas Capital Services a warrant to purchase 1,482,000 shares of common stock at $.0333 per share. By virtue of Mr. Farkas' common ownership in Atlas Equity Group and The Atlas Group of Companies, LLC, the parent of Atlas Capital Services, LLC, Atlas Equity Group, Inc. is an affiliate of Atlas Capital Services. Messr. Shimon Fishman is the President of The Atlas Group of Companies, LLC, the parent of Atlas Capital Services, LLC and Steven Pollan is an officer and director of Atlas Capital Services.

Atlas Equity Group has paid our legal fees with respect to the registration statement of which this prospectus is a part. In consideration for the payment, we issued to Atlas Equity Group immediately prior to the date of this prospectus, a convertible note in the principal amount of $35,000, which is convertible into 1,050,000 shares. These shares are included in the shares being sold by Atlas Equity Group pursuant to this prospectus.

During January, February and April 2004, we sold 540,000 shares of common stock to GSM Communications, Inc. for $18,000.

None of the selling stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates, except as follows:

An agreement relating to the April 2002 reverse acquisition provided that, as a closing condition, we receive proceeds of $1,000,000 from a private sale of our securities. This condition was not met at closing, and we completed the reverse merger with only $75,000 of funding. At the closing of the reverse acquisition, we entered into a stock pledge agreement with Atlas Equity Group, pursuant to which Atlas Equity Group was to have pledged to us 4,500,000 shares of common stock. Atlas Equity Group never delivered the shares to be held pursuant to the pledge agreement. The pledge agreement stipulated the pledged shares were to be returned to Atlas Equity Group if we sold shares of its common stock sufficient to generate net cash proceeds to us of $925,000 prior to June 1, 2002, which date was subsequently extended to June 14, 2002. On December 16, 2002, we entered into an agreement with Atlas Equity Group and certain stockholders who acquired their shares from Atlas Equity Group's that reduced the number of pledged shares to 2,250,000, restricted the number of pledged shares that could be sold for a period of one year, and reduced the funding requirement to $925,000 extended the date by which the financing was to be completed to July 7, 2004. As of June 30, 2004, the Company had sold shares of its common stock and issued debt generating net cash proceeds of $993,000 (including proceeds of $200,000 from the sale of convertible notes), and all pledged shares have been released. We sold the remaining $294,000 principal amount of convertible notes during the quarter ended September 30, 2004.

In July 2003, we entered into a consulting contract with Michael D. Farkas for strategic and operational performance services. In connection therewith, we granted immediately exercisable options to purchase 5,100,000 shares of common stock to Mr. Farkas. The exercise price ranged from $.0333 per share to $.1667 per share. As of June 30, 2004, Mr. Farkas had exercised options to purchase 5,100,000 shares for $400,000.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions or by gift. These sales may be made at fixed or negotiated prices. The principal market for the common stock is the OTC Bulletin Board, although the common stock may also be traded in the Pink Sheets, LLC. The selling stockholders may use any one or more of the following methods when selling or otherwise transferring shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o sales to a broker-dealer as principal and the resale by the broker-dealer of the shares for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions, including gifts;

      o     covering short sales made after the date of this prospectus.

      o pursuant to an arrangement or agreement with a broker-dealer to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method of sale permitted pursuant to applicable: law.

The selling stockholders may also sell shares pursuant to Rule 144 or Rule 144A under the Securities Act, if available, rather than pursuant to this prospectus.

See "Selling Stockholders" for information concerning the restriction on the right of the holders of the convertible notes to convert the convertible notes if such conversion would result in the holder and his or its affiliates beneficially owning more than 4.99% of our common stock.

Broker-dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

A selling stockholder may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrant owned by them and, if the selling stockholder defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge their common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In the event of a transfer by a selling stockholder of the convertible notes or warrants or the common stock issuable upon conversion or transfer the convertible notes or warrants other than a transfer pursuant to this prospectus or Rule 144 of the SEC, we may be required to amend or supplement this prospectus in order to name the transferee as a selling stockholder.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling stockholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this prospectus. Atlas Capital Services is a broker-dealer. Steven Pollan, as chief executive officer of Atlas Capital Services, may be deemed an affiliate of Atlas Capital Services. None of the selling stockholders have an agreement or understanding with any broker-dealer with respect to the sale of their shares, Atlas Capital Services may also as broker for other selling stockholders. Selling stockholders who are broker-dealers or affiliates of broker-dealers will be deemed underwriters in connection with their sales.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to these provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 MARKET FOR COMMON STOCK AND STOCKHOLDER MATTERS

Our common stock trades on the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol SITG.

The table below sets forth, for the periods indicated, the high and low bid prices of our common stock for the periods indicated, as quoted by the OTC Bulletin Board Research Service. Such quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

        Quarter Ended                          High Bid         Low Bid
September 30, 2003                               0.06            0.05
December 31, 2003                                0.06            0.05
March 31, 2004                                   0.02            0.01
June 30, 2004                                    0.04            0.03

September 30, 2004                               0.27            0.08
December 31, 2004                                0.15            0.06
March 31, 2005                                   0.16            0.06
June 30, 2005                                    0.14            0.07

September 30, 2005                               0.03            0.03
December 31, 2005                                0.06            0.05

As of December 31, 2005, we had approximately 600 record holders of our common stock.

We have not paid dividends on our common stock. If we generate any earnings, we plan to retain such for use in our business and, accordingly, we do not anticipate paying dividends on our common stock in the foreseeable future.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

General Overview

The following discussion should be read in conjunction with our financial statements, including the notes thereto, which appear elsewhere in this prospectus. Historical results and trends are not necessarily indicative of future operations.

We are operating under a heavy financial burden as reflected in our substantial working capital deficiency and our continuing losses and negative cash flow from operations. We have sought to address these problems during fiscal 2004 by closing our retail operations, although we continue to generate modest retail sales from our headquarters and our London branch, and be entering into credit agreement with certain stockholders pursuant to which we borrowed $494,000. These notes were initially due in June 2005, and were extended for five years.

In August 2005, we entered into a revolving credit agreement with GCOM Consultants, Inc., which is owned by the wife of our chief executive officer, under which we may borrow up to $680,000. The Agreement terminates on September 1, 2015 and requires monthly payments of $4,410 during the term, which is applied first to interest and then to principal. Borrowings under the agreement bear interest at the annual rate of 7.025%, are due on demand, and are secured by a security interest in substantially all of our assets. In connection with this agreement, our chief executive officer has subordinated his security interest in our assets to any borrowings under this agreement. As of December 28, 2005, we had borrowed approximately $475,000 under this agreement.

Our working capital deficiency has made it difficult for us to attract new business and maintain relations with our customers and suppliers. Other than our credit agreement and loans from our chief executive officer, our main source of funds has been our customer deposits which we use for our operations.

If we are unable to increase our sales and pay our note holders and other creditors, it may be necessary for us to cease business and seek protection under the Bankruptcy Code.

Prior to 2004, a significant portion of our revenue was derived from sales by our retail stores which were operated by CCS, which was then our wholly-owned subsidiary. In March 2005, we sold the stock of CCS to Menahem Cohen, who was then our vice president and a director, for $100 and contingent consideration consisting of 5% of CCS's and its subsidiaries' net sales through March 31, 2015. Since we no longer operate any retail stores, the operations of CCS are treated as a discontinued operation in our financial statements.

During the fiscal years ended June 30, 2004 and continuing thereafter, we changed the direction of our sales effort. We substantially reduced our retail operations by closing our retail stores or converting to them to sales offices, followed in March 2005 with the sale of our retail subsidiaries. We expanded our marketing efforts directed at commercial and governmental users, particularly with respect to our sales of our bomb-jamming systems, which we did not offer during 2004, and our communications monitoring systems. As a result, we were able to increase our revenues in the fiscal year ended June 30, 2005 as compared with fiscal 2004, and in the three months ended September 30, 2005 as compared with the three months ended September 30, 2004 although we continue to operate at a loss. We do not anticipate that retail sales will account for a significant portion of our sales on an ongoing basis.

Although we have marketed a number of products in the past, we believe that our ability to generate profits in the future will be dependent upon our ability to develop market and sell our bomb-jamming equipment and market and sell the communications monitoring equipment that we distribute pursuant to a distribution agreement with a foreign supplier. If we are not able to generate sales from these products or from any new products which we may either develop or for which we may acquire distribution rights, we may be unable to operate profitably and it may be necessary for us to discontinue our operations and seek protection under the Bankruptcy Code.

         Critical accounting policies

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements in accordance with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The following paragraphs include a discussion of some of the significant accounting policies and methods applied to the preparation of our consolidated financial statements. See Note 1 of Notes to Consolidated Financial Statements for further discussion of significant accounting policies.

         Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

         Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market.

         Revenue recognition

We recognize revenue from sales upon the delivery of merchandise to a customer. We recognize revenue from our sophisticated monitoring systems and bomb jamming systems after installation, testing and customer acceptance. Non-refundable advance payments received under marketing and distribution arrangements are deferred and either applied as payments towards customer purchases made pursuant to the terms of the respective agreements, or recognized as income at the termination of the agreement if specified purchase quotas have not been met by the customer. Customer deposits are initially recorded as liabilities and recognized as revenue when the related goods are shipped.

         Stock-based Compensation

We periodically grant stock options to employees in accordance with the provisions of our stock option plans, with the exercise price of the stock options being set at the closing market price of the common stock on the date of grant. We also granted shares of preferred stock and stock options to our senior executive officers pursuant to their employment agreements. We account for stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly accounts for employee stock-based compensation utilizing the intrinsic value method. FAS No. 123, "Accounting for Stock-Based Compensation," establishes a fair value based method of accounting for stock-based compensation plans. We have adopted the disclosure only alternative under FAS No. 123, which requires disclosure of the pro forma effects on earnings and earnings per share as if FAS No. 123 had been adopted as well as certain other information.

In December 2004, the FASB issued SFAS 123R, "Share-Based Payment." This statement replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all stock-based compensation to be recognized as an expense in the financial statements and that such cost be measured according to the fair value of stock options. We will be required to adopt SFAS 123R commencing with our fiscal year beginning July 1, 2006. We currently provide the pro forma disclosures required by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," on a quarterly basis.

Stock options granted to non-employees are recorded at their fair value, as determined in accordance with SFAS No. 123 and Emerging Issues Task Force Consensus No. 96-18, and recognized over the related service period. Deferred charges for options granted to non-employees are periodically re-measured until the options vest.

         Income taxes

We use the liability method to determine income tax expense. Under this method, deferred tax assets and liabilities are computed based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on our ability to generate sufficient taxable income in the future. Because of our losses we did not incur any income tax expense during fiscal years ended June 30, 2005 and June 30, 2004 and for the three months ended September 30, 2005 and September 30, 2004.

         Financial guarantees

The agreements pursuant to which we issued certain shares to settle debt obligations contain a price guarantee that requires us to settle in cash any difference between the original face amounts of the debt and proceeds from the creditor's subsequent sale of the shares. We account for these transactions by recording the debt at fair value with periodic mark-to-market adjustments until the guarantee is settled. Unrealized gains or losses resulting from changes in fair value are included in earnings and accrued expenses.

         Fair Value of Financial Instruments

         The fair values of financial instruments recorded on the balance sheet are not significantly different from their carrying amounts due to the short-term nature of those instruments, or because they are accounted for at fair value.

         Foreign Currency Translation

The functional currency of our United Kingdom subsidiary is pound sterling. Accordingly, we translate all assets and liabilities into United States dollars at current rates. Revenues, costs, and expenses are translated at average rates during each reporting period. Gains and losses resulting from the translation of the consolidated financial statements are excluded from results of operations and are reflected as a translation adjustment and a separate component of stockholders' deficit. Translation adjustments were $11,310 as of September 30, 2005. Gains and losses resulting from foreign currency transactions are recognized in the consolidated statement of operations in the period they occur.

         Discontinued Operations

On March 22, 2005, we sold all of the stock of CCS to Menahem Cohen for $100 and contingent consideration consisting of 5% of CCS's and its subsidiaries' net sales through March 31, 2015. Our balance sheets at June 30, 2005 and September 30, 2005 do not reflect any liabilities of CCS, since we were not an obligor or guarantor with respect to any of the liabilities except as set forth in Note 3 of Notes to Consolidated Financial Statements. Prior to the disposition of CCS, we issued shares of common stock to settle debt obligations of CCS or its subsidiaries. These agreements contain a price guarantee that requires CCS to settle in cash any difference between the original face amounts of the debt and proceeds from the creditor's subsequent sale of the shares. Since the obligation to make the payment is an obligation of CCS, and not us, the amount by which the target prices exceeded the value of the stock on September 30, 2005, which was $718,380, is not reflected as our liability at September 30, 2005. Although we have no contractual obligation with respect to any of the obligations of CCS, and we believe that it has a valid defense to any claim that it has any liability with respect to any liabilities or obligations of CCS, it is possible that a creditor of CCS or its subsidiaries may make a claim against us and that they may prevail.

Results of Operations

Three Months Ended September 30, 2005 and 2004

         Revenue. Revenue for the three months ended September 30, 2005 (the "2005 Period") were $777,541, an increase of $350,223, or 82.0%, from revenues of $427,318 for the three months ended September 30, 2004 (the "2004 Period") primarily as a consequence of (i) increased sales from our cellular monitoring systems and (ii) an increase of $139,098 in revenues from the termination of distribution agreements with non refundable deposit balances to $238,262 in the 2005 Period from $99,164 in the 2004 Period.

         Cost of Revenue. Cost of revenue increased by $56,216, or 35.1%, to $216,512 in the 2005 Period from $160,296 in the 2004 Period as a consequence of increased sales. Cost of revenue, as a percentage of revenue, decreased to 40.2% in the 2005 Period from 48.9% in the 2004 Period primarily as a consequence of improved product mix.

         Compensation and benefits. Compensation and benefits increased by $25,551, or 5.2%, to $523,582 in the 2005 Period from $498,031 in the 2004
Period primarily due to (i) an increase of $24,385 in our New Rochelle operation and $18,580 in our Miami operation resulting from the expansion of our marketing, sales and administrative staffs. These increases were offset by a decrease in our London operation resulting from reduced administrative salaries.

         Professional fees and legal matters. Professional fees and legal matters decreased by $3,996, or 6.5%, to $57,672 in the 2005 Period from $61,668 in the 2004 Period. Based on a review of CCS's outstanding legal matters and unpaid settlements, we have established, in consultation with outside counsel, reserves for litigation costs that we believe are probable and can be reasonable estimated. We can provide no assurance, however, that such reserves will be sufficient to absorb actual losses that may result from unfavorable outcomes. Moreover, it is possible that the resolution of litigation contingencies will have a material adverse impact on our consolidated financial condition, results of operations, and cash flows.

         Stock-based compensation. Stock-based compensation is attributable to the grant of options and warrants to consultants and common stock which we issued to employees in payment of accrued wages at a discount from the market price. These items were valued at $119,957 using the Black-Scholes option-pricing model and were expensed during the 2004 Period. There was no comparable expense in the 2005 Period.

         Selling, general and administrative expenses. Selling, general and administrative expenses increased by $16,393, or 4.7%, to $363,908 in the 2005 Period from $347,515 in the 2004 Period. The increase was primarily due to increases in our administrative support services.

         Depreciation and amortization. Depreciation and amortization was $2,000 in the 2005 Period and relates to equipment and leaseholds acquired during Fiscal 2005. There were no depreciable assets during the 2004 Period.

         Debt issuance expense. Debt issuance expense is attributable to debt we incurred during the quarter ended September 30, 2004 that is convertible into shares of common stock at prices below the market price of our common stock on the date we incurred the debt. The conversion feature was valued at $2,304,455 using the Black-Scholes option-pricing model and was expensed during the 2004 Period. There were no similar transactions in the 2005 Period.

         Interest expense. Interest expense increased by $71,532 or 340.25% to $92,557 in the 2005 Period from $21,025 in the 2004 Period primarily as a result of (i) closing costs of $37,921 associated to the revolving line of credit we entered into in August 2005 and (ii) a continued increase in the Company's other interest bearing outstanding debt obligations.

         Loss from discontinued operations. Loss from discontinued operations includes CCS's operating loss of $325,180 in the 2004 Period. There was no comparable expense in the 2005 Period.

         As a result of the factors described above, our net loss decreased by $2,932,119, or 86.0% to $478,690, $.01 per share, in the 2005 Period from
$3,410,809, $.05 per share, in the 2004 Period.

Fiscal Years Ended June 30, 2005 and 2004

         Revenue. Revenue for the year ended June 30, 2005 ("fiscal 2005") were $2,736,096, an increase of $1,419,524, or 107.8%, from revenues of $1,316,572 for the year ended June 30, 2004 ("fiscal 2004") primarily as a consequence of sales of our bomb jamming systems which we did not offer in fiscal 2004 and increased sales from our cellular monitoring systems. Revenues from the termination of distribution agreements with nonrefundable deposit balances were $99,164 in fiscal 2005. There were no similar revenues in fiscal 2004.

         Cost of Revenue. Cost of revenue increased by $645,908, or 133.5%, to $1,129,698 in fiscal 2005 from $483,790 in fiscal 2004 as a consequence of increased sales. Cost of revenue as a percentage of revenue increased to 42.8% in fiscal 2005 from 36.8% in fiscal 2004 primarily as a consequence of sales of our bomb jamming systems which we did not offer in fiscal 2004 and increased sales from our cellular monitoring systems which we sell at a lower margin.

         Compensation and benefits. Compensation and benefits increased by $726,930, or 56.7%, to $2,010,146 in fiscal 2005 from $1,283,216 in fiscal 2004 primarily due to (i) an increase in our marketing, sales, and administrative staffs principally in our headquarters in New Rochelle, New York ($627,423) and in our Miami operations ($201,810) as we changed our business strategy towards marketing our bomb jamming equipment and communications monitoring equipment. These increases were offset by a decrease in our London operation resulting from reduced administrative salaries.

         Professional fees and legal matters. Professional fees and legal matters increased by $107,227, or 121.9%, to $195,181 in fiscal 2005 from $87,954 in fiscal 2004. Based on a review of outstanding legal matters and unpaid settlements, we have established, in consultation with outside counsel, reserves for litigation costs that are probable and can be reasonable estimated. We can provide no assurance, however, that such reserves will be sufficient to absorb actual losses that may result from unfavorable outcomes. Moreover, it is possible that the resolution of litigation contingencies will have a material adverse impact on our consolidated financial condition, results of operations, and cash flows.

         Stock-based compensation. Stock-based compensation is attributable to the grant of options and warrants to consultants and common stock which we issued to employees in payment of accrued wages at a discount from the market price. These items were valued at $160,957 using the Black-Scholes option-pricing model and were expensed during fiscal 2005. The comparable expense in fiscal 2004 was $1,292,851.

         Selling, general and administrative expenses. Selling, general and administrative increased by $3,452,105, or 405.0%, to $4,304,502 in fiscal 2005 from $852,397 in fiscal 2004. The increase was primarily due to (i) the full reserve for uncollectible amounts relating to receivables from CCS of $2,917,216 in fiscal 2005, and (ii) an increase in travel and attendance at trade shows of $137,474, or 69.9% to $334,136 in fiscal 2005 from $196,662 in fiscal 2004 as part of our efforts to promote our bomb-jamming equipment and our cellular monitoring equipment.

         Depreciation and amortization. Depreciation and amortization was $4,000 in fiscal 2005 and relates to equipment and leaseholds acquired during the period. There were no depreciable assets during fiscal 2004.

         Debt issuance expense. Debt issuance expense is attributable to debt we incurred during the quarter ended June 30, 2004 and September 30, 2004 that is convertible into shares of common stock at prices below the market price of our common stock on the date we incurred the debt. Effective June 30, 2005, we entered into an agreement with the lenders that, among other things, reduced the conversion price that the debt is convertible into shares of common stock from $.0333 per share to $.0167 per share. The conversion features were valued at $3,847,832 using the Black-Scholes option-pricing model and was expensed in amounts of $3,532,499 in fiscal 2005 and $315,333 in fiscal 2004. The amount relating to the fiscal year ended June 30, 2005 reflects both the conversion feature as in effect as the date of issuance and the amendment reducing the conversion price. Also included in debt issuance expense is $17,000 representing the value of 100,000 shares of our common stock we issued in the quarter ended March 31, 2005 in connection with loans from officers and others. There were no similar transactions in fiscal 2004.

         Interest expense. Interest expense increased by $107,392, or 253.1%, to $149,823 in fiscal 2005 from $42,431 in fiscal 2004 as a result of a continued increase in the Company's interest bearing outstanding debt obligations.

         Loss from discontinued operations. Loss from discontinued operations includes CCS's operating loss of $270,476 in fiscal 2005 from $1,957,672 in fiscal 2004 a decrease of $1,687,196, or 86.2% and a loss on the disposal of CCS of $743,000 in fiscal 2005. Included in the loss on disposal of CCS is a charge for $738,000 that represents the Company's guarantee of CCS's obligations to Mr. Jamil.

As a result of the factors described above, our net loss increased by $4,782,114, or 95.7% to $9,781,186, $.14 per share, in fiscal 2005 from
$4,999,072, $.08 per share, in fiscal 2004.

Liquidity and Capital Resources

We incurred net losses of $478,690 for the 2005 Period and $9,781,186 for the fiscal year June 30, 2005. At September 30, 2005 we had cash of $72,758, no accounts receivable and a working capital deficit of $4,888,423. During the 2005 Period, we had a negative cash flow from operations of $484,396. Our accounts payable and accrued expenses at September 30, 2005 were $1,513,622. As a result of our continuing losses, our working capital deficiency has increased. During the fiscal year ended June 30, 2005 and the 2005 Period, we funded our operations principally from vendor credits and customer deposits, the sale of our common stock, loans from our chief executive officer and a company owned by his wife. We also utilized vendor credit and customer deposits.

Our accounts payable and accrued expenses increased from $1,465,635 at June 30, 2005 to $1,513,622 at September 30, 2005 an increase of $47,987 reflecting our inability to pay creditors currently. We also had customer deposits and deferred revenue of $1,117,701 which relate to payments on orders which had not been filled at that date. We have used our advance payments to fund our operations. If our vendors do not extend us necessary credit we may not be able to fill current or new orders, which may affect the willingness of our clients to continue to place orders with us.

During the past three years we have sought, and been unsuccessful, in our efforts to obtain adequate funding for our business. Because of our losses, we are not able to increase our borrowing. Our bank facility terminated on November 1, 2002 and since that date we have not been able to arrange financing with a replacement bank or institutional lender. In June 2004, we entered into a convertible credit agreement with the selling stockholders pursuant to which we borrowed $494,000. Our obligations to these lenders initially matured on June 30, 2005, and were extended until June 30, 2010. In August, 2005, we entered into a revolving credit agreement with GCOM Consultants, Inc., a company owned by the wife of our chief executive officer, under which we may borrow up to $680,000. As of December 28, 2005, we had borrowed $475,000. These borrowings are due on demand. If demand is made, we do not presently have the resources to pay the lender. If the lender seeks to demand payment or otherwise enforce the notes, it may be necessary for us to seek protection under the Bankruptcy Code. We continue to require funds for our operations, and our failure either to obtain financing or generate cash flow from operations would materially impair our ability to continue in business, and we cannot assure you that we will be able to obtain the necessary financing. If we do not obtain necessary funding, either from operations or from investors, we may be unable to continue our operations and it may be necessary for us to seek protection under the Bankruptcy Code.

Our main source of funds other than the private investors has been from loans from our chief executive officer, a company owned by the chief executive officer's wife, customer deposits and vendor credit. During the 2005 Period we received $200,000, during fiscal 2005, we received $110,000 and during fiscal 2004 we received $813,000 from the exercise of options to purchase our common stock and the sale of our common stock. We cannot provide any assurance that we will be able to raise any more money through the sale of our equity securities. We may not be able to obtain any additional funding, and, if we are not able to raise funding, we may be unable to continue in business. Furthermore, if we are able to raise funding in the equity markets, our stockholders might suffer significant dilution and the issuance of securities may result in a change of control. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In March 2005, we sold the stock of CCS. Prior to the sale, CCS had incurred liabilities, which continue as liabilities of CCS. Although we did not guaranty payment of the obligations of CCS, it is possible that creditors of CCS may seek payment from us. Although we believe that we have no liability to creditors of CCS, and we would vigorously contest any claim to the contrary, we cannot assure you that a court would not reach a contrary conclusion. Regardless of whether we ultimately prevail, we would incur significant legal and other costs in defending any such action.

                                    BUSINESS

Our Products

We design, develop, manufacture and market six core security product lines to governments and government representatives including bomb-jamming systems to nullify radio-controlled improvised explosive devices and communications, cellular monitoring systems, countermeasure equipment, voice stress analysis lie detection equipment, encryption products and voice logging systems.

Bomb-Jamming Systems

Our bomb-jamming equipment is designed to prevent the explosion of radio-controlled improvised explosive devices that are detonated by signals transmitted from such instruments as cell phones and garage door openers. Our bomb jammers blanket an area with radio interference; neutralizing radio controlled improvised explosive devices. These products are designed to protect against assassinations, border control and check point bombings, roadside bombs and other forms of terrorism where the radio waves are used to detonate a bomb. These products are designed to:

      o     jam remote controlled military grade radio command detonators;

      o neutralize radio-controlled triggers of improvised explosive devices;

      o     defend against radio fired mines; and

      o     monitor, detect and locate radio signals and communications;

We offer our bomb jamming equipment in a number of configurations, including a portable unit that can be carried in a briefcase, stationary unit that can be used to protect a building, a vehicle mounted unit that can be incorporated into an armored vehicle, a system that can be used to protect a convoy of vehicles and a tower-mounted unit that is designed to protect a stadium. We also offer an armored vehicle that includes our bomb-jammer as an integral part of the vehicle.

Our bomb-jamming equipment is based on our proprietary software, which can disable radio-controlled improvised explosive devices according to the tactical environment. Because the type of threat is ever changing, and terrorists eventually adapt to overcome countermeasures, our bomb-jamming equipment must constantly be updated and modified to meet the ever-changing threat.

Communications monitoring Systems

We market integrated systems for the surveillance of global system for mobile communications and other communications. With the recent developments in communication technologies, there are many fundamental systems underlying digital wireless communications throughout the world. Intelligence professionals require the ability to monitor, intercept and block various global systems for mobile communications, personal communication systems and other systems using a variety of communications access and monitoring systems. Our customers for our integrated systems for the surveillance of global systems for mobile communications usually request us to custom design a system to meet their communications surveillance requirements which are based on extensive engineering studies of the existing communications systems in each customer's country, along with an in-depth analysis of the various individual needs of the customer. An example of our global systems for mobile communications intercept systems is the GSM 2060, a passive off-the-air intercept system which allows a user to target a specific cellular transmission and listen to both incoming and outgoing conversations.

Countermeasure Products

We manufacture professional and government-level technical surveillance countermeasures systems for the detection and eradication of hostile transmitters also referred to as "bugs" and wiretap devices placed on telephone lines. These systems are commonly utilized by federal agencies charged with maintaining national security and by corporate security personnel for protection against corporate espionage. These systems include our ECMSA-1300, a portable system which hunts out hostile transmitters and wireless cameras, our VL-8000 bug detection "sweep" system, and the CCTA-1000 Telephone System Analyzer, capable of detecting highly sophisticated telephone wiretap devices.

Voice Stress Analysis Lie Detection Equipment

Much like a polygraph machine, our VSA(R) systems are a hardware-based platform for lie detection. The systems operate by detecting an uncontrollable voluntary response in voice pitch originating from the larynx. This pitch is converted to a numeric gauge. Changes in response against a control number indicate projected deception in the subject's response to pointed questions. These systems are frequently used for pre-employment screening, criminal investigations, insurance and private investigations, and corporate security.

Encryption Equipment

We market a suite of encryption products that can be used with telephone, cellular, fax and satellite communications whereby users can communicate with each other and provide a high level of encryption security to protect against unwanted interception. The encryption products are all small, handheld, and portable, capable of being rapidly deployed with minimal training.

Voice Logging Systems

Our voice logging systems are manufactured to exacting specification and offer a low-cost platform for the digital recording of telephone activity for call centers, emergency communications, corporate environments and small businesses. These systems are capable of recording all line activity, number dialed, call duration, and call specifics. The system can monitor live activity in real-time, and play back recorded or archived conversations.

Markets and Marketing

Our domestic marketing targets the United States Government and its contractors and focuses on our sophisticated bomb-jamming and communications monitoring systems. Sales of these systems to the government and government contractors were $973,000 during the year ended June 30, 2005. We did not sell any products to United States Government or government contractors during the fiscal year ended June 30, 2004 or during the three months ended September 30, 2005.

We believe that there is a substantial potential market for our bomb-jamming and communications monitoring equipment, with the United States government and government contractors being potential customers. In Iraq, in Afghanistan, and around the world, American military personnel and their vehicles and installations are targeted, many times a day, by terrorists using remote-controlled improvised explosive devices - activated remotely by devices ranging from cell phones (the primary initiator) to electronic door openers. These radio-controlled improvised explosive devices are said by the Iraq Coalition Casualty Count, an internet site that states that it uses official casualty reports to categorize deaths be selected criteria, to have accounted for more than 51% of all American casualties in Iraq as of August 31, 2005. The same threat is also directed at American diplomats, military contractors, as well as the military, diplomatic, political and business interests of friendly countries.

We have entered into a teaming agreement with a company which brings new technologies to the attention of the Department of Defense and other agencies for testing and procurement, and which has substantial manufacturing and assembly facilities. In addition, separate branches of the United States military are also, and less formally, seeking substantial numbers of bomb jamming systems for nearly immediate use in Iraq and Afghanistan. However, we have not received any orders for our product under any of these programs and we may never receive any orders or any significant orders.

In March 2005, we were designated as an authorized vendor by the United States General Services Administration and we have listed our bomb jamming systems and six of our countermeasure products on our schedule. This program permits government agencies to purchase our products, but it does not represent an order or a commitment for an order. Any orders must be filled pursuant to the applicable procurement policies of the agencies or department involved, and the inclusion in the General Services Administration schedule does not constitute a commitment to purchase any units.

In May 2005, we entered into a reseller agreement with a distributor that is listed on the General Services Administration schedule and has sold in the government marketplace for more than 20 years. We, and this company, are currently working with a branch of the military that has stated that it has a requirement for 1,000 units and we are modifying one of our vehicle mounted bomb-jamming systems to meet the specifications. However, we cannot assure you that we will receive any orders for these products.

We employ a variety of marketing programs in support of our and our reseller's channels to make our target markets aware of the value of our integrated systems and technology and to help create pre-sales awareness of our systems. These programs include trade shows, seminars, direct mailings, brochures and other promotional efforts designed to generate sales leads.

We have a network of international distributors who sell and service our systems and equipment to friendly foreign governments. We and our distributors currently operate in a number of countries and serve a client base representing governmental and non-governmental agencies as well as multinational corporations worldwide.

When first entering a foreign market, we seek to promote our full range of products and services by seeking qualified sales representatives with local ties and existing relationships within the country's business and governmental communities. We try to tailor our marketing strategy to the particular geographic area of the world to which we are marketing our products.

We employ a variety of marketing programs in support of our reseller's channels to make our target markets aware of the value of our integrated systems and technology and to help create pre-sales demand for our resellers. These programs include trade shows, seminars, direct mailings, brochures and other promotional efforts designed to generate sales leads. Training programs are an integral part of our customer service. In addition to enhancing customer satisfaction, we believe that they also help develop customer loyalty and brand awareness, so that we may sell additional products to the same customer. We also use our website to generate brand awareness. However, because of our limited resources, we have reduced our advertising and promotional expense.

Services

We offer comprehensive security training programs in counterintelligence and counter-surveillance at our offices in Miami, Florida, New Rochelle, New York, and London. This training, offered to United States government agencies, friendly nations, and clients in the private sector in the United States and in foreign countries, includes methods of recognizing, deterring, and minimizing security risks. We have conducted seminars for intelligence personnel, crime fighting associations and their associated membership societies, from CIA to FBI to United States Customs, United States Coast Guard, military branches, police departments from New York City's strategic command to police chiefs from a number of cities and towns across the country.

We offer the design, integration, application analysis and technical support of sophisticated electronic and computer driven surveillance, monitoring, tracking and recovery and secure communication equipment. We offer site surveys and security solutions that include consultations and law enforcement training by experienced security personnel who act as advisors and instructors. We engage independent consultants to oversee in-country installations and train the client's personnel in the installation, use and maintenance of their security equipment. These clients are from the corporate world as well as governmental, public and private agencies.

Manufacturing and Suppliers

We currently manufacture our bomb jamming systems in New Rochelle, New York and Sofia, Bulgaria from readily available components.

We offer an armored vehicle which includes our vehicular-mounted bomb-jammer as an integral component. We purchase the armored vehicle from a third party supplier of armored vehicles.

We purchase our communications monitoring equipment from one foreign supplier. We believe alternative suppliers are readily available.

Government Regulations

The United States and other governments have strict regulations concerning the exporting and importing of certain security devices that may restrict sales of certain products to bona fide law enforcement agencies or may restrict the sale of products in or from the United States. We are subject to federal licensing requirements with respect to the sale in foreign countries of certain of our products. In addition, we are subject to a variety of federal, state, local and foreign regulations that govern our operations and the workplace. We are also subject to certain regulations promulgated by, among others, the United States Departments of Commerce and State. We do not offer or sell products or permit our resellers or distributors to sell products in any country where such sale would violate the laws of the United States or the other country.

Product Design and Installation

Our engineering staff is involved in both developing new systems made possible by the advances in technology and continually improving the production process and reducing the cost of the products.

We generally provide installation services for the more sophisticated integrated systems for the surveillance of global systems for mobile communications systems. Installation phases may include site surveys, identification of central command site location, supervision of the installation of site interfaces, and training personnel to manage systems. We generally provide warranty maintenance and support services for the first three to twelve months following installation of a system, depending on the terms of each particular contract. Thereafter, long-term service is provided on a service-contract basis.

We assemble our bomb-jamming and countermeasure products from components that are readily available from a number of suppliers. We do not have any long-term supply contracts. We purchase our communications monitoring equipment from one supplier.

Competition

The security industry includes companies that offer a range of products and services, such as access control, personnel protection, surveillance, counter-surveillance, computer security, vehicular security, night vision, fiber optics and communications. In order to meet the needs of a prospective customer, we believe that it is necessary to offer integrated solutions across industry lines rather than to offer a range of devices. There are a large number of companies who offer products or services aimed at one or more segments of the security industry, and new technologies are being developed by both new companies and major companies. However, we believe that as the severity of the problem or potential problem increases governments and major corporations, including financial institutions, are less concerned with the price of the products than with such factors as the perceived ability of the vendor to treat the identity of the client, the scope of the work and the solution in confidence and the ability of the vendor to offer an integrated approach that seeks to address the problem by offering a wide range of products and services rather than to offer solutions based on a small range of products and services. However, major clients and potential clients are concerned about the financial condition of the vendor, and our financial condition, including our significant working capital deficiency and our history of losses, raise questions as to our ability to perform under the purchase order and to provide the necessary support following delivery. Competitors have used and may continue to use our financial condition and their stronger financial condition, resources and relationships in marketing their products and services regardless of whether their products and services are better than ours. As discussed below, many of our competitors are substantially stronger than we are financially and are very well known in the industry and have significant government and industry contacts and relationships.

The marketplace for manufacturers and vendors for security and surveillance products and systems is highly competitive and consists of numerous organizations ranging from internet-based mail-order firms to military armament manufacturers such as, Lockheed Martin, and Harris. Other aerospace manufacturers have rushed into the arena of bomb detection and other explosive ordinance disposal products. The security marketplace continues to favor the more established and reliable manufacturers such as Harris, Raytheon, and Lockheed Martin, all with proven technology.

Currently there is growing competition in the cellular interception and monitoring systems market. Although many competitors have greater financial, technical and other resources, we believe that at present our technology gives us a competitive advantage, although because of our financial condition and continuing losses, we are having difficulty competing in this market. In all of these areas, the major corporations have the ability to develop competitive products and fund a marketing effort that enables them to compete successfully against us regardless of whether their products are superior.

Research and Development

Because of our financial condition our research and development effort has been limited to the development of certain new products and improvement of existing products. Because of our working capital limitations, we have not been able to expand our research and development effort. During the past two years we did not expend any significant amount on research and development activities.

Intellectual Property Rights

We have no patents or copyrights on our products, and we rely on non-disclosure agreements with our employees. Since our business is dependent upon our proprietary products, the unauthorized use or disclosure of this information could harm our business. We currently own a number of United States trademark registrations.

Legal Proceedings

Although we are not the defendant in any litigation, CCS and one or more of its subsidiaries is the defendant in a number of actions, in which the total amount claimed is approximately $1,562,000. Judgments have been rendered against CCS in these matters in the approximate amount of $770,000. We are not a party to any agreement with the plaintiff in any of these actions and we have not taken any action to guarantee these obligations. However, it is possible that the plaintiffs may seek to make a claim against us. We believe that we have no liability in any of these actions, and will vigorously defend any action which seeks to impose liability upon us.

Employees

As of December 28, 2005, we had 30 employees, of whom 19 were employed at our main office and eleven were employed at our sales offices or service center. None of our employees are represented by unions or covered by any collective bargaining agreements. We have not experienced any work stoppages or employee related slowdowns and believe our relationship with our employees is good.

Property

We lease approximately 9,040 square feet of executive offices, manufacturing and warehouse space at 145 Huguenot Street, New Rochelle, NY 10801 under a lease that expires on October 31, 2010. The annual rent is approximately $125,000, and is subject to annual increases. We also lease approximately 12,000 square feet for our offices in Miami, Florida; Washington, DC; London, England, and Sofia, Bulgaria, under leases that expire from 2005 to 2010 at a current annual rent of $428,000, subject to annual increases. We believe that our present facilities are adequate to meet our immediate requirements and that any additional space we may require will be available on reasonable terms.

                                   MANAGEMENT

Directors and Executive Officers

         The following table sets forth certain information with respect to our directors and executive officers.

Name               Age   Position
----               ---   --------
Ben Jamil          72    Chief executive officer, chairman of the board and
                         director
Chris R. Decker    58    Chief financial officer, secretary and director
Tom Felice         43    Director
Sylvain Naar       63    Director

Ben Jamil has been chairman of the board, president, chief executive officer and a director of CCS since its organization in July 1992. He assumed such positions with us upon completion of the reverse acquisition in April 2002. Mr. Jamil has more than 40 years experience in government, military, law enforcement and business security, specializing in the design, and marketing of sophisticated, hi-tech systems for communication, voice and data privacy, surveillance and monitoring.

Chris R. Decker, a certified public accountant, joined us in April 2002 and became chief financial officer and a director in August 2002. Prior to April 2002 he was controller for Trumarkets LLC, a broker dealer, from June 1, 2001 until April 2002, an independent consultant from April 1999 until June 2001, was vice president corporate controller for County Seat Stores, Inc., a retailer of specialty apparel, from January 1998 until April 1999 and for three years prior thereto, was executive vice president, chief financial officer of All American Food Group, Inc. a franchising company in the specialty food sector.

Tom Felice joined CCS at its inception as vice president of consumer sales. He took a leave of absence in November 2000 to consult for a family business and returned to CCS in October 2001 when he became vice president sales and director of CCS. He assumed such positions with us upon completion of the reverse merger in April 2002. In May 2003 he resigned his position as vice president sales to pursue other opportunities but remains as a member of the board of directors.

Sylvain Naar has been a director of CCS since March 2002 and became a director upon completion of the reverse merger in April 2002. He became vice president in May of 2003 and resigned from that position in August 2003. From 1990 to February 2002, Mr. Naar was vice president for product and business development at Copytele, Inc. a developer of advanced flat panel displays and secure communication products. With over 30 years experience in telecommunications, Mr. Naar has held numerous executive positions at Hazeltine, Thomson, CSF, and Alcatel.

Director Compensation

Directors are not paid any fees or other remuneration for service on the board or any of its committees.

Meetings and Committees of the Board of Directors

Our board of directors met seven times during the fiscal year ended June 30, 2005. The board of directors has an Audit Committee comprised of two directors, Chris R. Decker, our chief financial officer, and Sylvain Naar. The audit committee met four times during the fiscal year ending June 30, 2005. The audit committee is primarily responsible for reviewing the services performed by our independent public accountants, evaluating our accounting policies and our system of internal controls, and reviewing significant finance transactions.

The functions of the audit committee are focused on three areas:

      o the adequacy of our internal controls and financial reporting process and the reliability of our financial statements.

      o the independence and performance of our independent public accountants.

      o     our compliance with legal and regulatory requirements.

The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

The audit committee meets with management periodically to consider the adequacy of our internal controls and the objectivity of its financial reporting. The audit committee discusses these matters with our independent public accountants. Meetings are held with the independent public accountants who have unrestricted access to the audit committee. The audit committee also appoints and engages the independent public accountants and reviews periodically their performance and independence from management. In addition, the audit committee reviews our financing plans and reports recommendations to the full board of directors for approval and to authorize action.

Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. The independent public accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly our financial position, results of operations and cash flows in conformity with generally accepted accounting principles and discusses with the audit committee any issues they believe should be raised with the audit committee.

The audit committee reviews our audited financial statements and meets with both management and, our independent public accountants, to discuss such audited financial statements, and financial statements included in quarterly reports on Form 10-QSB. Management represents to the audit committee that the financial statements are prepared in accordance with generally accepted accounting principles. The audit committee receives from and discusses with the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which relates to the auditors independence.

Mr. Decker is our audit committee financial expert; however, since he is our chief financial officer and secretary, he is not considered independent. Mr. Naar is not deemed to be independent since he was employed by us during the past three years.

Executive Compensation

Set forth below is information with respect to compensation paid or accrued by us for fiscal years ended June 30, 2005, and 2004 to our chief executive officer and to the only other officer who received compensation of $100,000 during either of those fiscal years.

                           Summary Compensation Table

                                              Fiscal                            Options, SARs
Name and Principal Position                    Year      Salary       Bonus       (Number)
------------------------------------------   -------   ----------   ---------   -------------
Ben Jamil, chief executive officer             2005    $  250,000   $    -        30,000,000
                                               2004       250,000        -           600,000
                                               2003       172,799        -         3,000,000
Chris R. Decker, chief financial officer       2005       121,523      12,000      3,000,000
                                               2004        88,768        -           450,000
                                               2003        66,433        -           900,000

During the fiscal year ended June 30, 2005, we granted 4,000,000 shares of series C preferred stock to Mr. Jamil and 1,000,000 shares of series C preferred stock to Mr. Decker. Each share of series C preferred stock is convertible into three shares of common stock if, prior to February 28, 2010, the Company generates either revenue of $6,000,000 or net income before taxes and before deduction of any non-cash expenses incurred in connection with the issuance of equity securities in connection with the private placement or public offering of our debt or equity securities of $250,000. If neither of such targets is met by February 28, 2010, the rights of the holders of the preferred stock terminate and the holders are required to transfer the shares of series C preferred stock to us for no consideration. See Note 11 of Notes to Consolidated Financial Statements. No value was given to the series C preferred stock in the Summary Compensation Table.

In January 2004, we issued 105,000 shares of common stock to Mr. Decker in payment of accrued wages.

Employment Agreements

In April 2002, in connection with the completion of the reverse acquisition, we entered into a three-year employment agreement with Ben Jamil pursuant to which Mr. Jamil agreed to serve as our president and chief executive officer. The agreement called for an annual base compensation of $250,000 and may be increased on each anniversary date commencing May 1, 2003 by 10% if we achieve certain performance criteria. In addition to the base salary, Mr. Jamil is eligible to receive an annual discretionary bonus commencing June 30, 2003, at the sole discretion of the board of directors. Pursuant to the agreement, we granted Mr. Jamil a non-qualified stock option to purchase 3,000,000 shares of common stock at an exercise price of $.67 per share. The option vests upon our attaining $10,000,000 of annual revenue and expires on April 17, 2007.

On March 20, 2005, we entered into employment agreements, dated as of March 20, 2005, with our chief executive officer, Ben Jamil, and its chief financial officer, Chris R. Decker.

Mr. Jamil's employment agreement provides for Mr. Jamil to serve as our chief executive officer until March 31, 2010, and continuing on a year-to-year basis unless terminated by either party. Mr. Jamil is to receive a base salary of $250,000, which, commencing July 1, 2005, is subject to an increase of at least 10% if our adjusted net income for the fiscal year ending on the most recent June 30th increases by at least $250,000 or, if the prior year's operations generated a loss, the loss decreases by at least $250,000. Adjusted net income is net income before deduction of any non-cash expenses incurred in connection with the issuance of equity securities in connection with the private placement or public offering of the Corporation's debt or equity securities. Mr. Jamil may receive an increase in his base salary greater than 10% or he may receive an increase if we do not meet the performance criteria at the discretion of the board of directors. We also agreed to include Mr. Jamil as one of the board of director's nominees for election as a director. He is also eligible for a discretionary bonus.

In connection with Mr. Jamil's execution of his employment agreement, and as provided in the agreement, we (i) granted Mr. Jamil a nonqualified stock option to purchase 30,000,000 shares of common stock at an exercise price of $.0667, being the fair market value on the date of grant, and (ii) issued to Mr. Jamil 4,000,000 shares of series C preferred stock, a newly created series of preferred stock. The rights of the holders of the series C preferred stock are described under "Description of Capital Stock - Series C Preferred Stock."

Mr. Jamil has the right to terminate his employment at any time. Upon termination of Mr. Jamil's employment, he may continue as a consultant for two years at a salary equal to half of the sum of his salary in effect on the last day of his employment plus any bonus paid or payable with respect to the prior fiscal year. In the event of a termination of Mr. Jamil's employment as a result of his death, we will pay his base salary to his estate for the lesser of one year or the balance of the term. In the event of a termination of Mr. Jamil's employment other than as permitted by the Agreement, we are to pay Mr. Jamil an amount equal to his base salary plus the bonus paid or payable with respect to the prior fiscal year multiplied by the number of months remaining in the term divided by twelve. In the event of a termination of his employment following a change of control, as defined in the agreement, all options held by Mr. Jamil which have not vested shall vest and we are to pay Mr. Jamil an amount equal to six times the sum of his salary and bonus for the prior fiscal year.

Pursuant to the agreement, we guaranteed the obligations to Mr. Jamil of CCS for advances made by Mr. Jamil to CCS, to the maximum amount of $738,000. At June 30, 2005, CCS owed Mr. Jamil $760,100. Payment of our obligations pursuant to this guaranty can only be made from cash flow from operations not required for our business.

Mr. Decker's employment agreement provides for Mr. Decker to serve as our chief financial officer until March 31, 2010, and continuing on a year-to-year basis unless terminated by either party. Mr. Decker is to receive a base salary of $120,000, which, commencing July 1, 2005, is subject to an increase of at least 10% if our adjusted net income for the fiscal year ending on the most recent June 30th increases by at least $250,000 or, if the prior year's operations generated a loss, the loss decreases by at least $250,000. Adjusted net income is net income before deduction of any non-cash expenses incurred in connection with the issuance of equity securities in connection with the private placement or public offering of our debt or equity securities. Mr. Decker may receive an increase in his base salary greater than 10% or he may receive an increase if we do not meet the performance criteria at the discretion of the board of directors. We also agreed to include Mr. Decker as one of the board of director's nominees for election as a director. He is also eligible for a discretionary bonus which will not be less than 10% of his base salary.

In connection with Mr. Decker's execution of his employment agreement, and as provided in the agreement, we (i) granted Mr. Decker a nonqualified stock option to purchase 3,000,000 shares of common stock at an exercise price of $.0667, being the fair market value on the date of grant, and (ii) issued to Mr. Decker 1,000,000 shares of series C preferred stock.

Mr. Decker has the right to terminate his employment at any time. Upon termination of Mr. Decker's employment, he may continue as a consultant for two years at a salary equal to half of the sum of his salary in effect on the last day of his employment plus any bonus paid or payable with respect to the prior fiscal year. In the event of a termination of Mr. Decker's employment as a result of his death, we will pay his base salary to his estate for the lesser of one year or the balance of the term. In the event of a termination of Mr. Decker's employment other than as permitted by the agreement, we are to pay Mr. Decker an amount equal to his base salary plus the bonus paid or payable with respect to the prior fiscal year multiplied by the number of months remaining in the term divided by twelve. In the event of a termination of his employment following a change of control, as defined in the agreement, all options held by Mr. Decker which have not vested shall vest and we are to pay Mr. Decker an amount equal to six times the sum of his salary and bonus for the prior fiscal year

Stock Option Plans

We have three stock option plans, adopted by our board of directors in 2002, 2004 and 2005, pursuant to which we may grant non-qualified stock options to purchase a total of 13,950,000 shares of common stock. These plans were adopted by the board of directors, and stockholder approval has not been obtained. As of December 28, 2005, options to purchase 7,828,500 shares were outstanding, of which options to purchase a total of 1,950,000 shares were held by our officers and directors.

In addition to the options granted pursuant to these plans, in April 2002, we granted Mr. Jamil our chief executive officer, non-qualified stock options to purchase 3,000,000 shares of common stock with an exercise price of $.6667 per share being the fair market value on the date of the grant pursuant to his employment agreement and in March 2005, we granted Mr. Jamil, our chief executive officer, non-qualified stock options to purchase 30,000,000 shares of common stock pursuant to his employment agreement and we granted Mr. Decker, our chief financial officer, non-qualified stock options to purchase 3,000,000 shares of common stock pursuant to his employment. The exercise price for the options granted in March 2005 is $.0667 per share, being the fair market value on the date of grant.

Option Exercises and Outstanding Options

The following table sets forth information concerning the exercise of options during the fiscal year ended June 30, 2005 and the fiscal year-end value of options held by our chief executive officer and chief financial officer, who are the only officer named in the summary compensation table. No stock appreciation rights have been granted.


                      Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value


                                                                                                     Value of Unexercised
                                                                      Number of Securities           In-the-Money Options
                                                                      Underlying Unexercised         at Fiscal Year End
                                                                      Options at Fiscal Year End
                              Shares Acquired Upon    Value           Exercisable/                   Exercisable/
Name                          Exercise                Realized        Unexercisable                  Unexercisable
----                          --------                --------        -------------                  -------------
Ben Jamil                         --                     --           15,600,000/18,000,000          $50,000/$50,000
Chris R. Decker                   --                      --          2,850,000/1,500,000            $44,000/$5,000

         The closing price of our common stock on June 30, 2005, was $.07 per share.

                Option Grants in Fiscal Year Ended June 30, 2005

The following table sets forth information relating to options which we granted during the fiscal year ended June 30, 2005 to Mr. Jamil, the only executive officer who is included in the summary compensation table. No stock appreciation rights were granted



                                       Percent of
                                       Total Options
                    Number of Shares   Granted to        Exercise
                    Underlying         Employees in      Price Per    Expiration
Name                Options Granted    Fiscal Year       Share        Date
----                ---------------    -----------       -----        ----
Ben Jamil             30,000,000           90.9%         $  .0667     Mar 2015
Chris R. Decker        3,000,000            9.1%            .0667     Mar 2015


                             PRINCIPAL STOCKHOLDERS

The following table provides information at to shares of common stock beneficially owned as of December 31, 2005 by:

      o     each director;
      o     each officer named in the summary compensation table;
      o each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
      o     all directors and executive officers as a group.

                                            Shares of Common Stock  Percentage of Outstanding
Name                                            Beneficially Owned  Common Stock

Ben Jamil                                               49,014,000           47.8%
145 Huguenot Street
New Rochelle, New York 10801
Michael D. Farkas                                        5,101,788            5.8%
1691 Michigan Avenue; Suite 425
Miami, Florida 33139
Chris R. Decker                                          3,750,000            4.2%
Tom Felice                                                 759,000             .9%
Sylvain Naar                                                    --              *
All directors and executive officers as a               53,523,000           50.9%
group (five individuals)

----------------------
*   Less than 1%.

Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of common stock that are issuable upon exercise or warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of December 31, 2005. The purchase agreement pursuant to which we issued the convertible notes provides that the notes cannot be converted into more than 4.99% of our common stock. Accordingly, stockholders who would otherwise be listed as 5% stockholders but for this limitation on exercise are not included in the table of principal stockholders. See "Selling Stockholders" for information as to the total number of shares that may be issued upon conversion of the convertible notes.

The shares beneficially owned by Mr. Jamil represent 33,414,000 shares of common stock and 15,600,000 shares of common stock issuable upon exercise of options held by him. An option to purchase an additional 3,000,000 shares becomes exercisable when the Company's annual revenues equal of exceed $10,000,000 and an option to purchase an additional 15,000,000 shares of common stock becomes exercisable in March 2006. Mr. Jamil also owns 3,500,000 shares of our series A convertible preferred stock, 1,500,000 shares of our series B preferred stock and 4,000,000 shares of our series C preferred stock. Each share of series A, B and C preferred stock is convertible, subject to certain performance criteria, into three shares of common stock. Each share of series A preferred stock is entitled to 15 votes, and each share of series C preferred stock is entitled to one vote. The series B preferred stock is non-voting except as required by law. As a result of his preferred stock ownership, Mr. Jamil holds 61.6% of the voting rights.

The shares beneficially owned by Michael D. Farkas represents 600,000 shares of common stock owned by his IRA, 1,414,800 shares of common stock owned by his wife, 112,500 shares of common stock owned by him as custodian for their minor children, and the holdings of companies which are beneficially owned by him consisting of 772,488 shares of common stock owned by Atlas Equity Group, Inc., 660,000 shares owned by The Atlas Group of Companies, LLC, 60,000 shares of common stock owned by Global Investment Holdings, LLC and warrants to purchase 1,482,000 shares of common stock held by Atlas Capital Services, LLC. Mr. Farkas disclaims beneficial ownership of the shares held by his family members, and the entities controlled by him. Because the convertible notes cannot be converted if such conversion would bring the ownership of the note holder and its affiliates to more than 4.99%, the 3,634,974 shares of common stock issuable upon exercise of convertible notes held by Atlas Equity Group, which is controlled by Mr. Farkas, are not deemed to be beneficially owned by Mr. Farkas at December 15, 2005. These shares include 1,050,000 shares issuable upon conversion of a $35,000 convertible note issued to Atlas Equity Group on or about the date of this prospectus in payment to Atlas Equity Group for money advanced by Atlas Equity Group on our behalf in connection with this offering.

The shares beneficially owned by Mr. Decker represent 900,000 shares of common stock and 2,850,000 shares of common stock issuable upon exercise of options held by him. An option to purchase an additional 1,500,000 shares of common stock becomes exercisable in March 2006. Mr. Decker owns 1,000,000 shares of our series C preferred stock.

The shares beneficially owned by Mr. Felice represent 9,000 shares of common stock and 750,000 shares of common stock issuable upon exercise of options held by him.

In connection with an agreement between Mr. Ben Jamil and two financial consultants entered into prior to the reverse acquisition, the consultants or their designees were to purchase a 30% interest in five of our subsidiaries, and that 30% was to have been exchanged for 1,500,000 shares of series B preferred stock. Mr. Jamil has advised the consultants and their designees that, as a result of their failure to pay the consideration for the shares, the agreement is terminated and they have no interest in the series B preferred stock or the stock in the five subsidiaries. It is possible that the consultants or their designees may claim that they own the series B preferred stock or the stock in the five subsidiaries.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2003, we formalized consulting contracts with Michael D. Farkas relating to acquisition services, financial public relations and operational performance services. In connection therewith we granted immediately exercisable options to purchase a total of 5,100,000 options to him. The exercise price ranged from $.0333 per share to $.1667 per share. As of June 30, 2005 options to purchase 5,100,000 shares has been exercised, and we received proceeds of $400,000 from the exercise.

On June 10, 2004, we entered into a convertible credit agreement with private investors, including Michael D. Farkas, pursuant to which we borrowed $494,000. The notes are convertible, at the note holder's option, into the Company's common stock. The notes matured on June 30, 2005. Effective June 30, 2005, the maturity date of the notes were extended for five years and the conversion price of the convertible notes was reduced from $.0333 to $.0167 per share, and no interest is due on the notes subsequent to July 31, 2005.

During fiscal year 2004, we paid commissions of $35,000 related to financing activities to Atlas Capital Services, LLC which is beneficially owned by Michael
D. Farkas.

In March 2005, we sold the stock of CCS to Menahem Cohen, who was then our vice president and a director, for $100 and contingent consideration consisting of 5% of CCS's and its subsidiaries' net sales through March 31, 2015. Mr. Cohen resigned as an officer and directors. On January 23, 2004, we had issued options to purchase 150,000 shares of common stock to Mr. Cohen.

The agreement relating to the April 2002 reverse merger provided, as a condition to CCS' obligation to close, that we receive proceeds of $1,000,000 from a private sale of the our securities. This condition was not met at closing, and CCS completed the reverse merger with us having received only $75,000. At the closing of the reverse merger, we entered into a stock pledge agreement with Atlas Equity Group, Inc. a Florida corporation beneficially owned by Michael D. Farkas who is a stockholder of the Company, and who beneficially owns more than 5% of our common stock, pursuant to which Atlas Equity was to have pledged 4,500,000 shares of our common stock. Atlas Equity never delivered the shares to be held pursuant to the pledge agreement. The pledge agreement stipulated the pledged shares were to be returned to Atlas Equity if we sold shares of common stock sufficient to generate net cash proceeds of $925,000 to us prior to June 1, 2002, which date was subsequently extended to June 14, 2002. On December 16, 2002, we and Atlas Equity and certain successor owners of Atlas Equity's pledged shares entered into an agreement that reduced the number of pledged shares to 2,250,000, restricted the number of pledged shares that could be sold for a period of one year, expanded the money raising activity to include the issuance of debt and extended the date to raise the $925,000 to July 7, 2004. As of June 30, 2005 we had sold shares of common stock and issued debt generating net cash proceeds of $993,000 and all pledged shares have been released.

In August 2005, we entered into a revolving credit agreement with GCOM Consultants, Inc., which is owned by the wife of our chief executive officer, under which we may borrow up to $680,000. The Agreement terminates on September 1, 2015 and requires monthly payments of $4,410 during the term. Borrowings under the agreement bear interest at the annual rate of 7.025%, are due on demand, and are secured by a security interest in substantially all of our assets. In connection with this agreement, our chief executive officer has subordinated his security interest in our assets to any borrowings under this agreement. As of December 28, 2005, we had borrowed approximately $475,000 under this agreement.

                          DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 300,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are entitled to share in such dividends as the board of directors, in its discretion, may declare from funds legally available. In the event of liquidation, each outstanding share entitles its holder to participate ratably in the assets remaining after payment of liabilities. There are presently 87,017,377 shares of common stock outstanding. If all of the notes held by the selling stockholders are converted and the warrants are exercised is full, there will be 122,201,110 shares of common stock outstanding.

Our directors are elected by a plurality vote. Because holders of common stock do not have cumulative voting rights, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual stockholders meeting at which a quorum is present can elect all of our directors. Our stockholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of stock or of any other securities. All outstanding shares of common stock are, and those issuable upon conversion of the note and exercise of the warrants will be, upon such conversion or exercise, validly issued, fully paid, and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $.0001 per share. All of these shares have been issued, in three series of convertible preferred stock 3,500,000 shares of series A convertible preferred stock, 1,500,000 shares of series B convertible preferred stock and 5,000,000 shares of series C preferred stock.

Series A Convertible Preferred Stock

Each share of series A preferred stock is convertible into three shares of common stock if, at any time prior to October 15, 2008, we have annual revenue of at least $10,000,000 or net income of at least $1,000,000. The holders of the series A preferred stock are entitled to dividends, when, as and if declared by the board of directors. The holders of the series A preferred stock have the right to vote together with the common stock, with each share of series A preferred stock being entitled to 45 votes per share. In the event of that we liquidate, dissolve or wind up, the holders of the series A preferred stock are entitled to a liquidation preference of $1.00 per share, plus any dividends which have been declared and are unpaid. After payment of the liquidation preference, the holders of the series A preferred stock have no further right to payment. Mr. Jamil holds all of the outstanding shares of series A preferred stock.

Series B Convertible Preferred Stock

Each share of series B preferred stock is convertible into three shares of common stock if, at any time prior to October 15, 2008, we have annual revenue of at least $10,000,000 or net income of at least $1,000,000. The holders of the series B preferred stock are entitled to dividends, when, as and if declared by the board of directors. The holders of the series A preferred stock have no voting rights, except as required by law. In the event of that we liquidate, dissolve or wind up, the holders of the series A preferred stock are entitled to a liquidation preference of $1.00 per share, plus any dividends which have been declared and are unpaid. After payment of the liquidation preference, the holders of the series B preferred stock have no further right to payment. Mr. Jamil holds all of the outstanding shares of series B preferred stock.

Series C Preferred Stock

Each share of series C preferred stock is convertible into three shares of common stock if, prior to July 1, 2010, we generate either revenue of $6,000,000 or net income before taxes and before deduction of any non-cash expenses incurred in connection with the issuance of equity securities in connection with the private placement or public offering of our debt or equity securities of $250,000. If neither of such targets is met by July 1, 2010, the rights of the holders of the preferred stock terminate and the holders are required to transfer the shares of series C preferred stock to us for no consideration. The holders of the series C preferred stock vote with the holder of the common stock on an as-if converted basis, even if the event which triggers the conversion right has not occurred. If dividends are declared on the common stock, the holders of the series C preferred stock receive dividends on an as-if converted basis. The preferred stock has a liquidation preference of $.01 per share, and, after payment of the liquidation preference, the holders of the preferred stock share with the holders of the common stock on an as-if converted basis. Mr. Jamil holds 4,000,000 shares of series C preferred stock and Mr. Decker holds the remaining 1,000,000 shares.

Penny-Stock Rules

The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions, and is not listed on the a registered stock exchange or the Nasdaq Stock Market (although the $5.00 per share requirement may apply to Nasdaq listed securities) or has net tangible assets in excess of $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if the issuer has been in continuous operation for less than three years; or has average revenue of at least $6,000,000 for the last three years.

As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect your ability to sell our securities in the secondary market and the price at which you can sell our common stock.

The Florida Business Corporation Act

We are incorporated in Florida and are subject to the provisions of the Florida Business Corporation Act. Under certain circumstances, the following selected provisions may delay or make more difficult affiliated transactions, acquisitions or changes of control. Our articles of incorporation and by-laws do not exclude us from such provisions. These provisions also may have the effect of preventing changes in our management. These provisions could make it more difficult for us to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Restrictions on Certain Business Combinations

Section 607.0901 of the Florida Corporations Law restricts "affiliated transactions," which are defined as transactions with any interested stockholder. An interested stockholder is any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation, or any corporation which is an affiliate or associate of an interested stockholder. Unless the transaction comes within a specific exclusion, an affiliated transaction must be approved by two-thirds of the corporation's voting shares, other than the shares beneficially owned by the interested stockholder.

This restriction applies to the following types of transactions:

      o Any merger or consolidation of the corporation or any subsidiary of the corporation with either the interested stockholder or another corporation which is, or after such merger or consolidation would be, an affiliate or associate of the interested stockholder.

      o Any sale, lease or other disposition (in one transaction or a series of transactions) to or with the interested stockholder or any affiliate or associate of the interested stockholder of assets of the corporation or any subsidiary of the corporation that either (a) have an aggregate fair market value equal to 5% or more of the aggregate fair market value of all the consolidated assets; (b) have an aggregate fair market value equal to 5% or more of the aggregate fair market value of all the outstanding shares of the corporation; or (c) represent 5% or more of the corporation's consolidated earning power or net income.

      o The issuance or transfer by the corporation or any subsidiary (in one transaction or a series of transactions) of any shares of the corporation or any subsidiary of the corporation which have an aggregate fair market value equal to 5% or more of the aggregate fair market value of all the outstanding shares of the corporation to the interested stockholder or any affiliate or associate of the interested stockholder except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all stockholders of the corporation.

      o The adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or pursuant to any agreement or understanding with the interested stockholder or any affiliate or associate of the interested stockholder.

      o Any reclassification of securities (including, without limitation, any stock split, stock dividend, or other distribution of shares in respect of shares, or any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any subsidiary of the corporation, or any other transaction (whether or not with or into or otherwise involving the interested stockholder), with the interested stockholder or any affiliate or associate of the interested stockholder, which has the effect, directly or indirectly (in one transaction or a series of transactions during any 12-month period), of increasing by more than 5% the percentage of the outstanding voting shares of the corporation or any subsidiary of the corporation beneficially owned by the interested stockholder.

      o Any receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the corporation), of any loans, advances, guaranties, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.

The requirement for approval by two-thirds of the voting securities does not apply if any of the following conditions are met:

      o The affiliated transaction has been approved by a majority of the disinterested directors.

      o The corporation has not had more than 300 stockholders of record at any time during the three years preceding the announcement date.

      o The interested stockholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the announcement date.

      o The interested stockholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors.

      o In the affiliated transaction, consideration shall be paid to the holders of each class or series of voting shares meets certain tests.

These restrictions also do not apply to corporations that elect in a charter amendment approved by a majority of the disinterested shares to be excluded from these provisions. Such an amendment would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by such provisions.

Restrictions on Control Share Acquisitions

Section 607.0902 of the Florida Corporations Law relates to acquisitions of control of an issuing public corporation, which is defined as a Florida corporation that has 100 or more stockholders, has its principal place of business or substantial assets in the Florida, and either (i) more than 10% of the stockholders are resident in Florida, (ii) more than 10% of its shares are owned by residents of Florida, or (iii) 1,000 stockholders are resident in Florida. These provisions will not apply unless we meet the definition of an issuing public corporation. Since we do not have a place of business or substantial assets in Florida, we presently do not come within the definition of an issuing public corporation.

Under these provisions, an acquiring person who acquires a controlling interest in an issuing corporation and his associates obtain only such voting rights in the control shares as are conferred upon them by a resolution of the stockholders of the corporation, approved by a majority of the voting power at a special or annual meeting of the stockholders, or, a majority of the voting power in each class or series of shares, if there are classes or series entitled to vote as a separate class, in each case with the votes of interested stockholders not counted. The meeting of stockholders is held upon the request and at the expense of the acquiring person.

If authorized in the corporation's articles of incorporation or bylaws before a control-share acquisition has occurred, control shares acquired in a control-share acquisition with respect to which no acquiring person statement has been filed with the issuing public corporation may, at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person, be subject to redemption by the corporation at the fair value thereof pursuant to the procedures adopted by the corporation.

If an acquiring person statement has not been filed with the issuing public corporation, and if it is authorized in the corporation's articles of incorporation or bylaws before a control-share acquisition has occurred, control shares acquired in such a control-share acquisition may, at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person, be subject to redemption by the corporation at the fair value thereof pursuant to the procedures adopted by the corporation.

Control shares acquired in a control-share acquisition are not subject to redemption after an acquiring person statement has been filed unless the shares were not accorded full voting rights by the stockholders.

A controlling interest means the ownership of outstanding voting shares sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority and/or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. Voting rights must be conferred by a majority of the disinterested stockholders as each threshold is reached and/or exceeded.

Control shares acquired in a control-share acquisition are not subject to redemption after an acquiring person statement has been filed unless the shares were not accorded full voting rights by the stockholders.

Shares Available for Future Sale

We estimate that the public float for our common stock presently consists of approximately 43,500,000 shares of common stock. Our float includes shares that were issued as restricted securities and have been held for at least two years by stockholders who are not our affiliates. At December 28, 2005, there were 5,570,205 shares that were restricted securities, of which 2,430,811 are now eligible for resale subject to the volume and other limitations of Rule 144 and approximately 3,139,394 shares that will become eligible during the next year. Rule 144 provides that restricted securities that are held by persons who are not our affiliates may be sold without restriction after two years and that restricted securities held that have been held for one year may be sold in a brokerage transaction or to a market maker subject to the volume limitations and other conditions of the rule.

                                     EXPERTS

The consolidated financial statements for the years ended June 30, 2005 and 2004, included in this prospectus to the extent and for the periods indicated in its report, have been audited by Demetrius & Company, L.L.C., independent registered public accountants, and are included herein in reliance upon the authority of such firm as an expert in accounting and auditing in giving such report.

                                  LEGAL MATTERS

The validity of the shares of common stock offered through this prospectus will be passed on by Esanu Katsky Korins & Siger, LLP.

                           HOW TO GET MORE INFORMATION

         We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission's Edgar system. You may inspect these documents and copy information from them at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

         We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission's public reference facilities or its website.

         We furnish our stockholders with annual reports containing audited financial statements and with such other periodic reports as we from time to time deems appropriate or as may be required by law. We use the calendar year as our fiscal year.

         You should rely only on the information contained in this prospectus and the information that we have referred you to. We have not authorized any person to provide you with any information that is different.

              SECURITY INTELLIGENCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   Index to Consolidated Financial Statements

                                                                                                  Page
                                                                                                  ----
Consolidated Balance Sheets at September 30, 2005 (unaudited) and June 30, 2005                   F-2

Consolidated Statements of Operations for the three months ended September 30, 2005 and 2004      F-3
(unaudited)

Statements of Cash Flows for the three months ended September 30, 2005 and 2004 (unaudited)       F-4

Notes to Consolidated Financial Statements for the three months ended September 30, 2005 and      F-5 - F-14

2004 (unaudited)

Reports of Independent Registered Public Accounting Firms                                         F-15

Consolidated Balance Sheet at June 30, 2005                                                       F-16

Consolidated Statements of Operations for the fiscal years ended June 30, 2005 and 2004           F-17

Statements of Cash Flows for the fiscal years ended June 30, 2005 and 2004                        F-18

Consolidated Statement of Changes in Capital Deficit for the fiscal years ended June 30,          F-19

2005 and 2004 and the three months ended September 30, 2005 (unaudited)

Notes to Consolidated Financial Statements for the fiscal years ended June 30, 2005 and 2004      F-20 - F-34

            SECURITY INTELLIGENCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                       September 30,
                                                                                           2005         June 30,
                                                                                       (Unaudited)        2005
                                                                                       ------------    ------------
ASSETS
Current Assets:
      Cash                                                                             $     72,758    $      1,243
     Inventory                                                                              587,375         566,133
     Other current assets                                                                   100,540         103,285
                                                                                       ------------    ------------
        Total current assets                                                                760,673         670,661

Property and Equipment, at cost less accumulated depreciation and amortization
   of $6,000 and $4,000 at September 30, 2005 and June 30, 2005 respectively                 19,000          21,000
Receivable from CCS International, Ltd. less allowance for uncollectible amounts
   of $2,942,135 and $2,917,216 at September 30, 2005 and June 30, 2005 respectively           --              --
Other assets                                                                                 18,199          18,199
                                                                                       ------------    ------------
 Total assets                                                                          $    797,872    $    709,860
                                                                                       ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Accounts payable and accrued expenses                                             $  1,513,622    $  1,465,635
     Note payable - CEO/stockholder                                                       1,879,134       1,897,664
     Convertible notes payable                                                              494,000         494,000
     Notes payable affiliate - revolving credit agreement                                   457,639            --
     Note payable - other                                                                   187,000         246,325
     Customer deposits                                                                      528,500         578,801
     Deferred revenue                                                                       589,201         850,390
                                                                                       ------------    ------------
         Total current liabilities                                                        5,649,096       5,532,815

Commitments and contingencies - See Notes

Stockholders' deficit:
     Preferred stock, $.0001 par value, 10,000,000 shares authorized:
         Series A Convertible-$1.00 per share liquidation preference,
            3,500,000 shares authorized, issued and outstanding                                 350             350
         Series B Convertible-$1.00 per share liquidation preference,
            1,500,000 shares authorized, issued and outstanding                                 150             150
         Series C Convertible-$.01 per share liquidation preference,
            5,000,000 shares authorized, issued and outstanding                                --              --
     Common stock, $.0001 par value, 300,000,000 shares authorized,
         81,519,282 and 71,855,499 issued and outstanding at September 30,                    2,717           2,395
            2005 and June 30, 2005 respectively (Note 13)
     Additional paid in capital                                                           8,226,500       7,775,448
     Accumulated deficit                                                                (13,069,631)    (12,590,941)
     Accumulated other comprehensive loss                                                   (11,310)        (10,357)
                                                                                       ------------    ------------
       Total stockholders' deficit                                                       (4,851,224)     (4,822,955)
                                                                                       ------------    ------------
Total liabilities and stockholders' deficit                                            $    797,872    $    709,860
                                                                                       ============    ============

   The accompanying notes are an integral part of these financial statements.

            SECURITY INTELLIGENCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                Three Months Ended
                                                                                   September 30,
                                                                               2005            2004
                                                                           ------------    ------------
Revenues                                                                   $    777,541    $    427,318
                                                                           ------------    ------------
Costs and expenses:
     Cost of sales                                                              216,512         160,296
     Compensation and benefits                                                  523,582         498,031
     Professional fees                                                           57,672          61,668
     Stock based compensation                                                      --           119,957
     Selling, general and administrative expenses                               363,908         347,515
     Depreciation and amortization                                                2,000            --
                                                                           ------------    ------------
                                                                              1,163,674       1,187,467
                                                                           ------------    ------------
Operating loss from continuing operations
      before other items                                                       (386,133)       (760,149)
                                                                           ------------    ------------
Debt issuance and interest expense:
     Debt issuance expense                                                         --         2,304,455
     Interest expense                                                            92,557          21,025
                                                                           ------------    ------------
                                                                                 92,557       2,325,480
                                                                           ------------    ------------

Loss from continuing operations                                                (478,690)     (3,085,629)

Loss from operations of discontinued subsidiary - CCS International Ltd.           --          (325,180)
                                                                           ------------    ------------
Net loss                                                                   $   (478,690)   $ (3,410,809)
                                                                           ============    ============
Loss per share, basic and diluted (Note 13):
     From continuing operations                                            $      (0.01)   $      (0.05)
                                                                           ============    ============
     From discontinued operations                                          $       --      $       --
                                                                           ============    ============
     Total                                                                 $      (0.01)   $      (0.05)
                                                                           ============    ============
Weighted average number of shares (Note 13)                                  76,883,700      67,062,018
                                                                           ============    ============


   The accompanying notes are an integral part of these financial statements.

            SECURITY INTELLIGENCE TECHNOLOGIES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                      THREE MONTHS ENDED SEPTEMBER 30, 2005
                                   (unaudited)

                                                               Convertible Preferred
                                         Series A                    Series B                  Series C
                                  Shares         Amount         Shares        Amount       Shares    Amount
                                  ------         ------         ------        ------       ------    ------
Balances, June 30, 2005         3,500,000    $       350      1,500,000   $       150     5,000,000   $--

Sale of common stock                 --             --             --            --            --      --
Stock issued to consultants          --             --             --            --            --      --
Stock issued to employees            --             --             --            --            --      --
   401K Plan                         --             --             --            --            --      --
Net loss                         (478,690)      (478,690)
Other comphrehensive loss            --             --             --            --            --      --
                                ----------------------------------------------------------------------------
Balances,
   September 30, 2005           3,500,000    $       350      1,500,000   $       150     5,000,000   $--
                                ============================================================================

                                                                                            Retained      Accumulated
                                                             Additional    Earnings       Other Comp-        Total
                                      Common Stock            Paid-in       (Accum-        rehensive     Stockholders'
                                  Shares         Amount       Capital    ulated Deficit       Loss         Deficit
                                  ------         ------       -------    --------------       ----         -------
Balances, June 30, 2005         71,855,499         2,395   $ 7,775,448   $ (12,590,941)   $   (10,357)   $(4,822,955)

Sale of common stock             4,234,569           141       199,859            --             --          200,000
Stock issued to consultants      2,295,000            77        94,623                           --           94,700
Stock issued to employees        2,928,000            98       144,132                           --          144,230
   401K Plan                       206,214             6        12,438                           --           12,444
Net loss
Other comphrehensive loss             --            --            --              --             (953)          (953)
                                -------------------------------------------------------------------------------------
Balances,
   September 30, 2005           81,519,282   $     2,717   $ 8,226,500   $ (13,069,631)   $   (11,310)   $(4,851,224)
                                =====================================================================================



   The accompanying notes are an integral part of these financial statements.

            SECURITY INTELLIGENCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                      Three Months Ended
                                                                                         September 30,
                                                                                     2005           2004
                                                                                  -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Loss from continuing operations                                               $  (478,690)   $(3,085,629)
    Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                     2,000           --
      Debt issuance expense                                                              --        2,304,455
      Amortization of deferred compensation                                              --          107,957
      Stock issued to consultant and employee for services                            251,374         12,000
      Discount on common stock issued for services                                       --           12,000
      (Increase) decrease in other comphrensive loss                                     (953)         1,709
      Noncash compensation - CEO/stockholder                                            7,762         14,100
      Noncash interest expense - CEO/stockholder                                       16,111          8,661
      CHANGES IN OPERATING ASSETS AND LIABILITIES:
        (Increase) decrease in inventory                                              (21,242)        43,051
        Decrease (increase)  in other current assets                                    2,745        (11,815)
        Increase in accounts payable and accrued expenses                              47,987         12,461
        (Decrease) increase in customer deposits                                      (50,301)       250,424
        (Decrease) in deferred revenue                                               (261,189)       (99,627)
      Discontinued operations                                                            --          (21,001)
                                                                                  -----------    -----------
Net cash used in operating activities                                                (484,396)      (451,254)
                                                                                  -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings under revolving credit agreement - affiliate                           457,639           --
    (Repayments) of note payable - other                                              (59,325)          --
    (Repayments) under note payable - CEO/stockholder                                 (42,403)          --
    Borrowings under note payable - CEO/stockholder                                      --           43,919
    Borrowings under convertible credit facility                                         --          294,000
    Proceeds from issuance of common stock                                            200,000           --
                                                                                  -----------    -----------
Net cash provided by financing activities                                             555,911        337,919
                                                                                  -----------    -----------
Net increase (decrease) in cash                                                        71,515       (113,335)

Cash, beginning of period                                                               1,243        172,395
                                                                                  -----------    -----------
Cash, end of period                                                               $    72,758    $    59,060
                                                                                  ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                         Notes to Consolidated Financial
  Statements For the three months ended September 30, 2005 and 2004 (unaudited)

1 - Interim Financial Statements

The accompanying unaudited financial statements of Security Intelligence Technologies, Inc. and subsidiaries (the "Company") have been prepared pursuant to generally accepted accounting principles for interim financial statements and the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's latest audited financial statements for the year ended June 30, 2005 which are included elsewhere in this prospectus. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Company's financial condition, results of operations and cash flows for the periods presented have been included. The Company's quarterly results presented herein are not necessarily indicative of results for a full year.

Stock Distribution

On December 5, 2005, the Company effected a three-for-one stock distribution, pursuant to which we issue two shares of common stock for each share of common stock outstanding on the record date, November 28, 2005. All share and per share information in these financial statements retroactively reflect such stock distribution. See Note 13.

Organization and Nature of Business

 The Company is engaged in the design, assembly and sale of security and surveillance products and systems. The Company purchases finished items for resale from independent manufacturers, and also assembles off-the-shelf electronic devices and other components into proprietary products and systems at its own facilities. The Company generally sells to businesses, distributors, government agencies and consumers through its sales office in Miami, Florida and its executive offices located in New Rochelle, New York and through its retail store/service center in London, England.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Homeland Security Strategies, Inc., a New York corporation, that commenced operations on August 20, 2003; Homeland Security Strategies of California, Inc., a California corporation, that operated a sales office that commenced operations on December 26, 2003 and closed in September 2004; Homeland Security Strategies Inc of Florida, Inc., a Florida corporation, that operates a sales office that commenced operations on January 30, 2004 and Homeland Security Strategies (UK), Ltd. (formerly Counter Spy Shop of Mayfair Limited, a United Kingdom corporation that operates a retail store/service center. All significant intercompany balances and transactions have been eliminated in consolidation.

Discontinued Operations

Prior to 2004, a significant portion of the Company's revenue was derived from sales by retail stores which were operated by the Company's wholly-owned subsidiary, CCS International, Inc. ("CCS"). Commencing in mid 2003 and continuing through March 2004, the Company closed all of its retail stores, although the Company continues to make modest retail sales from its headquarters and its London branch. On March 22, 2005, the Company sold the stock of CCS to Menahem Cohen, who was then a vice president and a director of the Company, for $100 and contingent consideration consisting of 5% of CCS's and its subsidiaries' net sales through March 31, 2015. Since the Company no longer operates any retail stores, the operations of CCS and its subsidiaries are treated as a discontinued operation in our financial statements. The subsidiaries disposed of were, in addition to CCS, Spy Shop, Ltd. d/b/a Counter Spy Shop of Delaware (formerly a retail store closed on January 31, 2004); Security Design Group, Inc. (formerly a manufacturing operation, currently inactive); Counter Spy Shop of Mayfair London, Ltd. (formerly a retail store closed on July 1, 2003); CCS Counter Spy Shop of

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                         Notes to Consolidated Financial
  Statements For the three months ended September 30, 2005 and 2004 (unaudited)


Discontinued Operations - continued:

Mayfair London, Ltd. (formerly a retail store closed on January 1, 2004); Counter Spy Shop of Mayfair, Ltd. (formerly a sales office/retail store that ceased operations on March 31, 2004). The operations of CCS International, Ltd. and its subsidiaries have been included in loss from discontinued operations for all periods presented.

Going Concern and Liquidity

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $478,690 and $9,781,186 for the three months ended September 30, 2005 and the fiscal year ended June 30, 2005, respectively. In addition, at September 30, 2005, the Company had a working capital deficit of $4,888,423 and a deficiency in stockholders' equity of $4,851,224. The Company's bank facility has terminated, and the only source of funds other than operations has been loans from the Company's chief executive officer and GCOM Consultants, Inc. a company owned by the wife of the chief executive officer, deposits from customers and distributors, proceeds from notes and the sale of common stock. (See Notes 3, 4, 5, and 6). These factors raise substantial doubt about the Company's ability to continue as a going concern. To address the Company's immediate cash requirements which are necessary for the Company to continue in business, management discontinued substantially all of its retail operations during the fiscal year ended June 30, 2004 and re-focused its marketing efforts to focus on its sophisticated bomb jamming and cellular monitoring systems to the United States Government and contractors of the United States Government. Sales to these groups of these systems were $973,000 during the fiscal year ended June 30, 2005. The Company had no sales to the United States Government or government contractors during the three months ended September 30, 2005. As part of this effort, the Company has re-focused its staff, and is actively pursuing additional equity and debt financing to supplement cash flow from operations. However, the Company's low stock price and its continuing losses make it difficult to obtain equity and debt funding, and, there can be no assurances that additional financing will be available to the Company on acceptable terms, or at all, or that the Company will generate the necessary cash flow from operations. The Company and its management believe that its bomb jamming and cellular monitoring systems and the United States Government marketplace are viable products and markets in which to compete, and ultimately achieve profitability. The Company's ability to continue its operations is dependent upon its ability to generate sufficient cash flow either from operations or from financing, to meet its obligations on a timely basis and to further develop and market its products. However, the Company's financial condition and continuing losses may inhibit potential customers from purchasing the Company's products. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Revenue recognition

         The Company recognizes revenue from sales upon the delivery of merchandise to a customer. The Company recognizes revenue from its sophisticated monitoring systems and bomb jamming systems after installation, testing and customer acceptance. Non-refundable advance payments received under marketing and distribution arrangements are deferred and either applied as payments towards customer purchases made pursuant to the terms of the respective agreements, or recognized as income at the termination of the agreement if specified purchase quotas have not been met by the customer. Customer deposits are initially recorded as liabilities and recognized as revenue when the related goods are shipped.

Contingent Liabilities of CCS

         The Company's balance sheet at September 30, 2005 does not reflect any liabilities of CCS, since the Company was not an obligor or guarantor with respect to any of the liabilities except as set forth in Note 3. The Company issued shares of common stock to settle debt obligations of CCS or its subsidiaries. These agreements contain a price guarantee that requires CCS to settle in cash any difference between the original face amounts of the debt and proceeds from the

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                         Notes to Consolidated Financial
  Statements For the three months ended September 30, 2005 and 2004 (unaudited)

Contingent Liabilities of CCS - continued:

creditor's subsequent sale of the shares. Since the obligation to make the payment is an obligation of CCS, and not the Company, the amount by which the target prices exceeded the value of the stock on September 30, 2005, which was $718,380, is not reflected as a liability of the Company at September 30, 2005. In addition at September 30, 2005, CCS's creditors had initiated lawsuits against CCS for nonpayment of accrued liabilities and its distributors has initiated litigation for breeches of their agreements in the total amount of approximately $1,562,000. Judgments of approximately $770,000 have been entered against CCS in these matters. Although the Company has no contractual obligation with respect to any of the obligations of CCS, and the Company believes that it has a valid defense to any claim that it has any liability with respect to any liabilities or obligations of CCS, it is possible that a creditor of CCS or its subsidiaries may make a claim against the Company and that they may prevail.

Financial Guarantees

         The Company has issued shares of common stock to settle its debt obligations pursuant to an agreement that requires the Company to settle in cash any difference between the original face amounts of the debt and proceeds from the creditor's subsequent sale of the shares. The Company accounts for these transactions by recording the debt at fair value with periodic mark-to-market adjustments until the guarantee is settled. Unrealized gains or losses resulting from changes in fair value are included in earnings and accrued expenses.

Stock-based Compensation

         The Company periodically grants stock options to employees in accordance with the provisions of its stock option plans, with the exercise price of the stock options being set at the closing market price of the common stock on the date of grant. The Company accounts for stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly accounts for employee stock-based compensation utilizing the intrinsic value method. FAS No. 123, "Accounting for Stock-Based Compensation," establishes a fair value based method of accounting for stock-based compensation plans. The Company has adopted the disclosure only alternative under FAS No. 123, which requires disclosure of the pro forma effects on earnings and earnings per share as if FAS No. 123 had been adopted as well as certain other information.

         In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." This statement replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all stock-based compensation to be recognized as an expense in the financial statements and that such cost be measured according to the fair value of stock options. The Company will be required to adopt SFAS 123R commencing with the fiscal year beginning July 1, 2006. The Company currently provides the pro forma disclosures required by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," on a quarterly basis.

Stock options granted to non-employees are recorded at their fair value, as determined in accordance with SFAS No. 123 and Emerging Issues Task Force Consensus No. 96-18, and recognized over the related service period. Deferred charges for options granted to non-employees are periodically re-measured until the options vest.

FASB Statement 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income (loss) and income
(loss) per share as if compensation cost for the Company's stock option issuances had been determined in accordance with the fair value based method prescribed in FASB Statement 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in fiscal 2005, 2004, 2003 and 2002: dividend yield of 0%, risk-free interest rates ranging from of 3.38% to 4.32%, expected lives of eight years, and expected volatility ranging from 120% to 178%. Under the accounting provisions of SFAS Statement 123, the Company's net loss and loss

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                         Notes to Consolidated Financial
  Statements For the three months ended September 30, 2005 and 2004 (unaudited)

Stock-based Compensation - continued:

per share for the three months ended September 30, 2005 and 2004, would have been the pro forma amounts indicated below:

                                                                Three Months Ended
                                                           ----------------------------
                                                                   September 30,
                                                           ----------------------------
Net loss:                                                      2005             2004
                                                           ----------      ------------
     As reported                                           $ (478,690)     $ (3,410,809)
     Add: Stock based employee compensation expense
        included in reported net loss                               -                 -
     Deduct: Total stock based employee compensation
        expense determined under the fair value based
          method for all awards                              (295,394)          (33,289)
                                                           ----------      ------------
                                                           $ (774,084)     $ (3,444,098)
                                                           ==========      ============
Loss per share, basic and diluted:
     As reported                                           $    (0.01)     $     (0.05)
     Proforma                                              $    (0.01)     $     (0.05)

Foreign Currency Translation

The functional currency of the Company's United Kingdom subsidiary is pound sterling. Accordingly, the Company translates all assets and liabilities into U.S. dollars at current rates. Revenues, costs, and expenses are translated at average rates during each reporting period. Gains and losses resulting from the translation of the consolidated financial statements are excluded from results of operations and are reflected as a translation adjustment and a separate component of stockholders' deficit. Gains and losses resulting from foreign currency transactions are recognized in the consolidated statement of operations in the period they occur.

Warranties

         The Company warrants the products and systems it sells to be free from defects in materials and workmanship under normal use. Parts and labor costs to repair defective products or systems are covered during the first ninety days after delivery of the product or system. Thereafter the cost is billed to the customer. A tabular reconciliation of the Company's aggregate product warranty liability for the three months ended September 30, 2005 and 2004 is as follows:


                                              Three Months Ended
                                                 September 30,
                                              2005           2004
                                            --------       --------
Balance July 1,                             $ 35,000       $ 15,000

Charges for warranty work                          -              -

Accrual for product warranties issued
   during the period                               -              -
                                            --------       --------
Balance at September 30,                    $ 35,000       $ 15,000
                                            ========       ========

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                         Notes to Consolidated Financial
  Statements For the three months ended September 30, 2005 and 2004 (unaudited)


Use of estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market.

Property and equipment

         Assets are stated at cost. Depreciation is computed over the estimated useful life of the assets generally using the straight-line method over periods ranging from five to seven years. Additions and major renewals and betterments are capitalized and depreciated over their estimated useful lives. Repairs and maintenance are charged to operating expenses as incurred.

Income taxes

         The Company uses the liability method to determine its income tax expense. Under this method, deferred tax assets and liabilities are computed based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on the Company's ability to generate sufficient taxable income in the future.

Loss Per Share

The Company calculates earnings per share in accordance with SFAS No. 128, Earnings Per Share, and SEC Staff Accounting Bulletin No. 98. Accordingly, basic and diluted loss per share is computed using the weighted average number of shares of common stock outstanding and excludes all common stock equivalents outstanding during the period. Common stock equivalents consist of shares issuable upon the exercise of stock options and warrants using the treasury stock method. Stock options and preferred stock that are convertible into common stock based on the Company's attainment of performance goals are not includible in the calculation of earnings per share until the specified targets are met. The following securities have been excluded from the diluted computation for three months ended September 30, 2005 and 2004 because they are contingently issuable and/or antidilutive:

                                                 Three Months Ended
                                             ----------------------------
                                                    September 30,
                                             ----------------------------
                                                2005              2004
                                             ----------        ----------
Series A Convertible Preferred Stock         10,500,000        10,500,000
Series B Convertible Preferred Stock          4,500,000         4,500,000
Series C Convertible Preferred Stock         15,000,000              -
Stock options                                43,828,500        10,828,500
Warrants                                      1,500,000         1,500,000

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                         Notes to Consolidated Financial
  Statements For the three months ended September 30, 2005 and 2004 (unaudited)


Reclassifications

Certain reclassifications have been made to the prior year financial statements in order to conform to the current year presentation

2.  Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at September 30, 2005 consisted of the following:


Accounts payable - trade                                            $ 424,024
Professional fees                                                     139,658
Payroll liabilities (includes delinquent payroll taxes and
   associated interest and penalties of $536,518)                     796,265
Accrued Interest                                                       57,786
Deferred rent payable                                                  50,889
Other                                                                  45,000
                                                                --------------
                                                                  $ 1,513,622
                                                                ==============

3. Note Payable - CEO/stockholder

This amount represents a note payable to the Company's chief executive officer and includes deferred salary of $303,033 and accrued interest of $101,499 based on an interest rate of 5% per annum. The Note is due on demand and is secured by substantially all of the assets of the Company and is subordinated to outstanding borrowings under the Notes Payable Affiliate - revolving credit agreement (See Note 6). Prior to the sale of CCS (See Note 7), the Company's chief executive officer had advanced to CCS the sum of $750,741. Pursuant to his employment agreement with the Company, the Company guaranteed CCS' obligations to him to the maximum amount of $738,000. The Company's obligations under this guaranty are payable only from cash flow from operations not required for the Company's business. Because of CCS' financial condition, the guaranteed obligations have been reflected as a liability on the Company's balance sheet.

4. Notes Payable - Convertible Credit Facility; Debt Issuance Expense

On June 10, 2004, the Company entered into a convertible credit agreement with private investors pursuant to which the Company borrowed $494,000. The notes bear interest at the rate of 10% per annum, are convertible into the Company's common stock at $.0333 per share and matured on June 30, 2005, except that in the event of default the conversion rate is reduced to $.0167 per share. On June 30, 2005 the Company and the lenders entered into an agreement amending the terms of the notes which included an extension of the maturity date until June 30, 2010, a lowering of the conversion price to $.0167 per share and the lowering of the interest rate to 0% or the minimum allowed by law, subsequent to July 31, 2005. The conversion feature was valued at $3,847,832 using the Black-Scholes option-pricing model. The Company expensed $2,304,455 of this amount in the three months ended September 30, 2004 and $1,543,377 during the remainder of the year ended June 30, 2005 as debt issuance expense. There was no similar expense during the three months ended September 30, 2005.

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                         Notes to Consolidated Financial
  Statements For the three months ended September 30, 2005 and 2004 (unaudited)


5.  Note Payable - Others

This amount represents notes payable to two individuals, including Menahem Cohen, which the Company issued in January and May 2005. The notes are payable on demand, bears interest at the rate of 5 and 11% per annum, and are unsecured.

6.  Notes Payable Affiliate - Revolving Credit Agreement

In August 2005, the Company entered into a revolving credit agreement with GCOM Consultants, Inc., which is owned by the wife of the Company's chief executive officer, under which the Company may borrow up to $680,000. The Agreement terminates on September 1, 2015 and requires monthly payments of $4,410 during the term. Borrowings under the agreement bear interest at the annual rate of 7.025%, are due on demand, and are secured by a security interest in substantially all of the Company's assets. In connection with this agreement, the Company's chief executive officer has subordinated his security interest in the Company's assets to any borrowings under this agreement (See Note 3). As of September 30, 2005, the Company had borrowed approximately $458,000 under this agreement.

7. Disposition of Assets - Sale of CCS International, Ltd.

On March 22, 2005, the Company sold all of the stock of CCS to Menahem Cohen for $100 and contingent consideration consisting of 5% of CCS's and its subsidiaries' net sales through March 31, 2015. Because of CCS's financial condition the Company has established a full reserve for uncollectible amounts due from them of $2,942,135. Prior to the sale of CCS,, the Company's president and chief executive office, had advanced to CCS the sum of $750,741. Pursuant to Mr. Jamil's employment agreement with the Company, the Company guaranteed CCS obligations to Mr. Jamil to the maximum amount of $738,000 (See Notes 3). The Company's obligations under this guaranty are payable only from cash flow from operations not required for the Company's business. Because of CCS' financial condition, the guaranteed obligations have been reflected as a liability of the Company's balance sheet under the caption "Notes Payable - CEO/Stockholder."

In connection with the sale of the stock of CCS Mr. Cohen resigned as vice president and director of the Company, and the Company entered into a consulting agreement with Mr. Cohen through December 31, 2007, pursuant to which the Company will pay Mr. Cohen compensation at the annual rate of $108,000.

8.  Common Stock

During the three months ended September 30, 2005, the Company issued the following securities:

The Company sold 4,234,569 shares of common stock to accredited investors for $200,000.

The Company issued 2,295,000 shares of common stock in payment of consulting services valued at $94,700.

The Company issued 2,928,000 shares of common stock to employees in payment of $144,230 of accrued wages.

The Company issued 206,214 shares of common stock to its 40(k) Savings Plan as its match to employee's contributions. (See Note 9).

9.  401(k) Savings Plan

The Company maintains a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 15% of their salary, subject to the Internal Revenue Service limits.

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                         Notes to Consolidated Financial
  Statements For the three months ended September 30, 2005 and 2004 (unaudited)


9. 401(k) Savings Plan - continued:

The Company may make a discretionary match as well as a discretionary contribution. During the three months ended September 30, 2005, the Company matched employees' cash contributions of $12,444 by issuing 206,214 shares of its common stock. The Company did not make a discretionary match or a discretionary contribution during the three months ended September 30, 2004.

10.  Income taxes

The Company did not incur any income tax liabilities during the three month periods ended September 30, 2005 and 2004 due to operating losses. As of September 30, 2005, the Company has increased its tax valuation allowance to offset the deferred tax benefits of net operating losses and other temporary differences arising during the three months ended September 30, 2005 and 2004 because management is uncertain as to their ultimate realization.

11.  Legal Matters

Although the Company is not the defendant in any litigated matter, CSS and one or more of its subsidiaries is the defendant in a number of actions, in which the total amount claimed is approximately $1,562,000. Although the Company is not a party to any agreement with the plaintiff in any of these actions and has not taken any action to guarantee these obligations, it is possible that the plaintiffs may seek to make a claim against the Company. The Company believes that it has no liability in any of these actions, and will vigorously defend any action which seeks to impose liability upon the Company.

Although the Company has no contractual obligation with respect to any of the obligations of CCS, and the Company believe that it has a valid defense to any claim that it has any liability with respect to any potential liabilities or obligations of CCS, it is possible that a creditor of CCS or its subsidiaries may make a claim against the Company and that they may prevail. The Company believes that it has meritorious and valid defenses against all such potential litigation, and will vigorously defend any actions based on such claims.

12.  Supplemental Disclosures of Cash Flow Information

Supplemental disclosures of cash flow information for the three month periods ended September 30, 2005 and 2004 are as follows:


                                                          Three Months Ended
                                                        -----------------------
                                                             September 30,
                                                        -----------------------
                                                          2005           2004
                                                        --------       --------
Interest paid                                           $ 72,234       $  4,980
                                                        ========       ========
Taxes paid                                              $    685       $  1,715
                                                        ========       ========
    Accrued interest and deferred salary credited to
    note payable - CEO/stockholder                      $ 23,873       $ 22,761
                                                        ========       ========

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                         Notes to Consolidated Financial
  Statements For the three months ended September 30, 2005 and 2004 (unaudited)


13.  Subsequent Events

a)   Stock Distribution Subsequent to the Balance Sheet Date

     On November 17, 2005, the board of directors authorized, and on December
5, 2005, the Company paid, a three-for-one stock distribution, pursuant to which we issue two shares of common stock for each share of common stock outstanding on the record date, November 28, 2005. All share and per share information in this prospectus retroactively reflect such stock distribution. All references to number of shares of common shares and per share data in the accompanying financial statements have been adjusted to reflect the stock distribution on a retroactive basis. The par value of the additional shares of common stock issued in connection with the stock split will be credited to "Common stock" and a like amount charged to "Additional paid-in-capital" in the three month period ended December 31, 2005. The terms of the Company's series A, series B and series C Convertible Preferred stock provide for a change in the conversion rate to adjust for the stock distribution. Accordingly, each share of the Company's series A, series B and aeries C convertible preferred stock has become convertible into three shares of the Company's common stock.

b)   Amendment to Articles of Incorporation Subsequent to the Balance Sheet Date

     On November 17, 2005, in connection with the three-for-one stock distribution, the Company's board of directors adopted an amendment to the Company's articles of incorporation increasing the authorized shares of the Company's common stock, par value $.0001 per share, from 100,000,000 to 300,000,000 shares, effective on November 28, 2005, the record date for the stock distribution.

c)   2006 Stock Incentive Plan

     On October 14, 2005, the Company's board of directors adopted the 2006 Stock Incentive Plan, which provided for the grant of non-qualified stock options or the issuance of stock grants for a maximum of 2,000,000 shares of common stock to directors, employees, officers, agents, consultants and independent contractors who perform services for the Company. Stockholder approval of the 2006 stock plan has not been obtained, and all options granted under the plan will be non-qualified stock options if stockholder approval is not obtained

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Security Intelligence Technologies, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Security Intelligence Technologies, Inc. and Subsidiaries as of June 30, 2005, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for each of the two years in the period ended June 30, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Security Intelligence Technologies, Inc. and its Subsidiaries as of June 30, 2005, and the consolidated results of their operations and cash flows for each of the two years in the period ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in
Note 1, the Company has incurred operating losses in fiscal 2005 and 2004, negative cash flows from operations, and has limited cash and other resources to fund future operations. Management's plans concerning these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


DEMETRIUS & COMPANY, L.L.C.


Wayne, New Jersey
September 27, 2005, except for Note 17, as to which the date is November 17,
2005)

            SECURITY INTELLIGENCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 June 30, 2005

ASSETS
Current Assets:
      Cash                                                                               $      1,243
     Inventory                                                                                566,133
     Other current assets                                                                     103,285
                                                                                         ------------
        Total current assets                                                                  670,661

Property and Equipment, at cost less accumulated depreciation
   and amortization of $4,000                                                                  21,000
Receivables from CCS International, Ltd. and subsidiaries less
     allowance for uncollectible amounts of $2,917,216                                           --

Other assets                                                                                   18,199
                                                                                         ------------
 Total assets                                                                            $    709,860
                                                                                         ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Accounts payable and accrued expenses                                               $  1,465,635
     Note payable - CEO/stockholder                                                         1,897,664
     Convertible notes payable                                                                494,000
     Notes payable - other                                                                    246,325
     Customer deposits                                                                        578,801
     Deferred revenue                                                                         850,390
                                                                                         ------------
         Total current liabilities                                                          5,532,815
                                                                                         ------------
Commitments and contingencies - See Notes

Stockholders' deficit:
     Preferred stock, $.0001 par value, 10,000,000 shares authorized:
         Series A Convertible-$1.00 per share liquidation preference, 3,500,000 shares
            authorized, issued and outstanding                                                    350
         Series B Convertible-$1.00 per share liquidation preference, 1,500,000 shares
            authorized, issued and outstanding                                                    150
         Series C Convertible-$.01 per share liquidation preference,
            5,000,000 shares authorized, issued and outstanding                                  --
     Common stock, $.0001 par value, 300,000,000 shares authorized,
         71,855,499 shares issued and outstanding                                               2,395
     Additional paid in capital                                                             7,775,448
     Accumulated deficit                                                                  (12,590,941)
     Accumulated other comprehensive loss                                                     (10,357)
                                                                                         ------------
       Total stockholders' deficit                                                         (4,822,955)
                                                                                         ------------
Total liabilities and stockholders' deficit                                              $    709,860
                                                                                         ============

   The accompanying notes are an integral part of these financial statements.

           SECURITY INTELLIGENCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                         Year Ended
                                                                ----------------------------
                                                                          June 30,
                                                                ----------------------------
                                                                    2005            2004
                                                                ------------    ------------
Revenues                                                        $  2,736,096    $  1,316,572
                                                                ------------    ------------
Costs and expenses:
     Cost of sales                                                 1,129,698         483,790
     Compensation and benefits                                     2,010,146       1,283,216
     Professional fees                                               195,181          87,954
     Stock based compensation                                        160,957       1,292,851
     Selling, general and administrative expenses                  4,304,502         852,397
     Depreciation and amortization                                     4,000            --
                                                                ------------    ------------
                                                                   7,804,484       4,000,208
                                                                ------------    ------------
Operating loss from continuing operations
      before other items                                          (5,068,388)     (2,683,636)
                                                                ------------    ------------
Debt issuance and interest expense:
     Debt issuance expense                                         3,549,499         315,333
     Interest expense                                                149,823          42,431
                                                                ------------    ------------
                                                                   3,699,322         357,764
                                                                ------------    ------------
Loss from continuing operations                                   (8,767,710)     (3,041,400)
                                                                ------------    ------------
Discontinued operations:
     Income (loss) from operations of discontinued subsidiary
        CCS International, Ltd.                                     (270,476)     (1,957,672)
     Loss on disposal of CCS International, Ltd.                    (743,000)           --
                                                                ------------    ------------
                                                                  (1,013,476)     (1,957,672)
                                                                ------------    ------------
Net loss                                                        $ (9,781,186)   $ (4,999,072)
                                                                ============    ============
Net loss per above                                              $ (9,781,186)   $ (4,999,072)
                                                                ============    ============
Other comprehensive gain (loss)-translation adjustment                 7,238         (17,595)
                                                                ------------    ------------
Total comprehensive loss                                        $ (9,773,948)   $ (5,016,667)
                                                                ============    ============
Loss per share, basic and diluted:
     From continuing operations                                 $      (0.13)   $      (0.05)
                                                                ============    ============
     From discontinued operations                               $      (0.05)   $      (0.03)
                                                                ============    ============
     Total                                                      $      (0.14)   $      (0.08)
                                                                ============    ============
Weighted average number of shares                                 68,394,930      60,110,706
                                                                ============    ============

   The accompanying notes are an integral part of these financial statements.

            SECURITY INTELLIGENCE TECHNOLOGIES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                       YEARS ENDED JUNE 30, 2005 AND 2004



                                                           Convertible Preferred
                                         Series A                Series B                Series C
                                    Shares      Amount      Shares      Amount      Shares     Amount
                                  ---------   ---------   ---------   ---------    -------    --------
Balances, June 30, 2003           3,500,000   $     350   1,500,000   $     150        --     $    --

Sale of common stock                   --          --          --          --          --          --
Adjustment to record discount
   given on stock sales                --          --          --          --          --          --
Issuance of common stock
   to settle debt                      --          --          --          --          --          --
Stock issued to consultants            --          --          --          --          --          --
Amortization of deferred
   compensation                        --          --          --          --          --          --
Debt issuance expense
Net loss                               --          --          --          --          --          --
Other comphrehensive loss              --          --          --          --          --          --
                                  -----------------------------------------------------------------------
Balances, June 30, 2004           3,500,000         350   1,500,000         150        --          --

Sale of common stock
Issuance of common stock
   to settle debt
Stock issued to employees
   and consultants for services
Stock issued to lenders
Amortization of debt issuance
   expense
Stock issued in settlement of
   lawsuit
Issuance of preferred stock                                                       5,000,000        --
Amortization of deferred
   compensation
Adjustment to record discount
   given on stock issued for
     services
Net loss
Other comphrehensive gain
Disposal of CCS, Ltd. and subs
                                  -----------------------------------------------------------------------
Balances, June 30, 2005           3,500,000   $     350   1,500,000   $     150   5,000,000   $      --
                                  =======================================================================

                                                                             Retained    Accumulated
                                                              Additional     Earnings     Other Comp-         Total
                                        Common Stock           Paid-in        (Accum-      rehensive       Stockholders'
                                   Shares          Amount      Capital     ulated Deficit     Loss            Deficit
                                  ----------      --------     -------     --------------  ----------     -------------
Balances, June 30, 2003           52,234,167         1,741   $   507,123    $ (6,137,799)  $        --     $(5,628,435)

Sale of common stock               3,570,000           119       168,881            --              --         169,000
Adjustment to record discount
   given on stock sales                 --            --         596,500            --              --         596,500
Issuance of common stock
   to settle debt                  2,509,377            84       756,083                            --         756,167
Stock issued to consultants        8,606,904           287       789,338                            --         789,625
Amortization of deferred
   compensation                         --            --         675,025                            --         675,025
Debt issuance expense                                            315,333                                       315,333
Net loss                                --            --            --        (4,999,072)           --      (4,999,072)
Other comphrehensive loss               --            --            --              --           (17,595)      (17,595)
                                  -------------------------------------------------------------------------------------
Balances, June 30, 2004           66,920,448         2,231     3,808,283     (11,136,871)        (17,595)   (7,343,452)

Sale of common stock               1,938,270            64       109,936                                       110,000
Issuance of common stock
   to settle debt                    784,500            26        87,002                                        87,028
Stock issued to employees
   and consultants for services    1,852,281            62        96,938                                        97,000
Stock issued to lenders              300,000            10        16,990                                        17,000
Amortization of debt issuance
   expense                         3,532,499                                                                 3,532,499
Stock issued in settlement of
   lawsuit                            60,000             2         5,398                                         5,400
Issuance of preferred stock                                                                                          *
Amortization of deferred
   compensation                                                  107,957                                       107,957
Adjustment to record discount
   given on stock issued for
     services                                                     53,000                                        53,000
Net loss                                                                      (9,781,186)                   (9,781,186)
Other comphrehensive gain                                                                          7,238         7,238
Disposal of CCS, Ltd. and subs                                                   (42,555)      8,327,116     8,284,561
                                  -------------------------------------------------------------------------------------
Balances, June 30, 2005             71,855,499   $     2,395    $  7,775,448   $ (12,590,941)   $(10,357)  $(4,822,955)
                                  =====================================================================================




   The accompanying notes are an integral part of these financial statements.

           SECURITY INTELLIGENCE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          Years Ended
                                                                                  --------------------------
                                                                                            June 30,
                                                                                  --------------------------
                                                                                      2005           2004
                                                                                  -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Loss from continuing operations                                               $(8,767,710)   $(3,041,400)
    Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                     4,000           --
      Debt issuance expense                                                         3,549,499        315,333
      Amortization of deferred compensation                                           107,957        674,351
      Allowance for doubtful accounts - CCS International, Ltd.                     2,917,216           --
      Stock issued to consultants and officers for services                            97,000        123,625
      Discount on common stock sold and issued for services                            53,000        618,500
      (Increase) decrease in other comprehensive loss                                   7,238        (17,595)
      Noncash compensation - CEO/stockholder                                             --           28,872
      Noncash interest expense - CEO/stockholder                                         --           26,498
      CHANGES IN OPERATING ASSETS AND LIABILITIES:
        Decrease (increase) in inventory                                              156,932       (723,065)
        Decrease (increase) decrease in other current assets                          101,877       (175,857)
        (Decrease) in other assets                                                     (9,740)        (8,459)
        Increase in accounts payable and accrued expenses                             912,400        426,675
        (Decrease) increase in customer deposits                                     (323,608)       907,409
         Increase in deferred revenue                                                 224,025        626,365
        Discontinued operations                                                      (197,448)      (640,516)
                                                                                  -----------    -----------
Net cash used in operating activities                                              (1,167,362)      (859,264)
                                                                                  -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                                                (25,000)          --
                                                                                  -----------    -----------
Net cash used in investing activities                                                 (25,000)          --
                                                                                  -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

    Borrowings under note payable - CEO/stockholder                                   370,885          8,244
    Borrowings under convertible credit facility                                      294,000        200,000
    Borrowings under notes payable - others                                           246,325           --
    Proceeds from issuance of common stock                                            110,000        813,000
                                                                                  -----------    -----------
Net cash provided by financing activities                                           1,021,210      1,021,244
                                                                                  -----------    -----------
Net increase (decrease) in cash                                                      (171,152)       161,980

Cash, beginning of year                                                               172,395         10,415
                                                                                  -----------    -----------
Cash, end of year                                                                 $     1,243    $   172,395
                                                                                  ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


1. Nature of Business and Summary of Significant Accounting Policies

Organization and Nature of Business

Security Intelligence Technologies, Inc. (the "Company") is engaged in the design, assembly and sale of security and surveillance products and systems. The Company purchases finished items for resale from independent manufacturers, and also assembles off-the-shelf electronic devices and other components into proprietary products and systems at its own facilities. The Company generally sells to businesses, distributors, government agencies and consumers through its sales office in Miami, Florida and its executive offices located in New Rochelle, New York and through its retail store/service center in London, England. Subsequent to June 30, 2005, the board of directors approved a three-for-one stock distribution pursuant to which the Company will issue two shares of each share of common stock outstanding on the record date. See Note
17. Accordingly, all references to the number of shares of common stock have been restated to reflect this stock distribution.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Homeland Security Strategies, Inc., a New York corporation, that commenced operations on August 20, 2003; Homeland Security Strategies of California, Inc., a California corporation, that operated a sales office that commenced operations on December 26, 2003 and closed in September 2004; Homeland Security Strategies Inc of Florida, Inc., a Florida corporation, that operates a sales office that commenced operations on January 30, 2004 and Homeland Security Strategies (UK), Ltd. (formerly Counter Spy Shop of Mayfair Limited, a United Kingdom corporation that operates a retail store/service center. All significant intercompany balances and transactions have been eliminated in consolidation.

Discontinued Operations

Prior to 2004, a significant portion of the Company's revenue was derived from sales by retail stores which were operated by the Company's wholly-owned subsidiary, CCS International, Inc. ("CCS"). Commencing in mid 2003 and continuing through March 2004, the Company closed all of its retail stores, although the Company continues to make modest retail sales from its headquarters and its London branch. On March 22, 2005, the Company sold the stock of CCS to Menahem Cohen, who was then a vice president and a director of the Company, for $100 and contingent consideration consisting of 5% of CCS's and its subsidiaries' net sales through March 31, 2015. Since the Company no longer operates any retail stores, the operations of CCS and its subsidiaries are treated as a discontinued operation in our financial statements. The subsidiaries disposed of were, in addition to CCS, Spy Shop, Ltd. d/b/a Counter Spy Shop of Delaware (formerly a retail store closed on January 31, 2004); Security Design Group, Inc. (formerly a manufacturing operation, currently inactive); Counter Spy Shop of Mayfair London, Ltd. (formerly a retail store closed on July 1, 2003); CCS Counter Spy Shop of Mayfair London, Ltd. (formerly a retail store closed on January 1, 2004); Counter Spy Shop of Mayfair, Ltd. (formerly a sales office/retail store that ceased operations on March 31, 2004). The operations of CCS International, Ltd. and its subsidiaries have been included in loss from discontinued operations for all periods presented.

Going Concern and Liquidity

         The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred losses from continuing operations of $8,767,710 and $3,041,400 for the fiscal years ended June 30, 2005 and 2004, respectively, and net losses of $9,781,186 and $4,992,072 for the fiscal years ended June 30, 2005 and 2004, respectively. In addition, at June 30, 2005, the Company had a working capital deficit of $4,862,154 and a deficiency in stockholders' equity of $4,822,955. The Company's bank facility has terminated, and the only source of funds other than operations has been loans from the Company's chief executive officer, deposits from customers and distributors, proceeds from notes and the sale of common stock. (See Notes 5, 6, 7, 10 and 17). These factors raise substantial doubt about the Company's ability to continue as a going concern. To address the Company's immediate cash Going Concern and Liquidity - continued:

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


requirements which are necessary for the Company to continue in business, management discontinued substantially all of its retail operations during the fiscal year ended June 30, 2004 and re-focused its marketing efforts to focus on its sophisticated bomb jamming and cellular monitoring systems. In addition management has begun marketing its bomb jamming and cellular monitoring systems to the United States Government and contractors of the United States Government. Sales to these groups of these systems were $973,000 during the fiscal year ended June 30, 2005. The Company had no sales to the United States Government or government contractors during the fiscal year ended June 30, 2004. As part of this effort, the Company has re-focused its staff, and is actively pursuing additional equity and debt financing to supplement cash flow from operations. However, the Company's low stock price and its continuing losses make it difficult to obtain equity and debt funding, and, there can be no assurances that additional financing will be available to the Company on acceptable terms, or at all, or that the Company will generate the necessary cash flow from operations. The Company and its management believe that its bomb jamming and cellular monitoring systems and the United States Government marketplace are viable products and markets in which to compete, and ultimately achieve profitability. The Company's ability to continue its operations is dependent upon its ability to generate sufficient cash flow either from operations or from financing, to meet its obligations on a timely basis and to further develop and market its products. However, the Company's financial condition and continuing losses may inhibit potential customers from purchasing the Company's products. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Revenue recognition

         The Company recognizes revenue from sales upon the delivery of merchandise to a customer. The Company recognizes revenue from its sophisticated monitoring systems and bomb jamming systems after installation, testing and customer acceptance. Non-refundable advance payments received under marketing and distribution arrangements are deferred and either applied as payments towards customer purchases made pursuant to the terms of the respective agreements, or recognized as income at the termination of the agreement if specified purchase quotas have not been met by the customer. Customer deposits are initially recorded as liabilities and recognized as revenue when the related goods are shipped.

Contingent Liabilities of CCS

         The Company's balance sheet at June 30, 2005 does not reflect any liabilities of CCS, since the Company was not an obligor or guarantor with respect to any of the liabilities except as set forth in Note 5. The Company issued shares of common stock to settle debt obligations of CCS or its subsidiaries. These agreements contain a price guarantee that requires CCS to settle in cash any difference between the original face amounts of the debt and proceeds from the creditor's subsequent sale of the shares. Since the obligation to make the payment is an obligation of CCS, and not the Company, the amount by which the target prices exceeded the value of the stock on June 30, 2005, which was $574,628, is not reflected as a liability of the Company at June 30, 2005. In addition at June 30, 2005, CCS's creditors had initiated lawsuits against CCS for nonpayment of accrued liabilities and its distributors has initiated litigation for breeches of their agreements in the total amount of approximately $1,562,000. Judgments of approximately $ $770,000 have been entered against CCS in these matters. Although the Company has no contractual obligation with respect to any of the obligations of CCS, and the Company believes that it has a valid defense to any claim that it has any liability with respect to any liabilities or obligations of CCS, it is possible that creditor of CCS or its subsidiaries may make a claim against the Company and that they may prevail.

Financial Guarantees

         The Company has issued shares of common stock to settle its debt obligations pursuant to an agreement that requires the Company to settle in cash any difference between the original face amounts of the debt and proceeds from the creditor's subsequent sale of the shares. The Company accounts for these transactions by recording the debt at fair value

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


Financial Guarantees - continued:

with periodic mark-to-market adjustments until the guarantee is settled. Unrealized gains or losses resulting from changes in fair value are included in earnings and accrued expenses. See Note 10.

Stock-based Compensation

         The Company periodically grants stock options to employees in accordance with the provisions of its stock option plans, with the exercise price of the stock options being set at the closing market price of the common stock on the date of grant. The Company accounts for stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly accounts for employee stock-based compensation utilizing the intrinsic value method. FAS No. 123, "Accounting for Stock-Based Compensation," establishes a fair value based method of accounting for stock-based compensation plans. The Company has adopted the disclosure only alternative under FAS No. 123, which requires disclosure of the pro forma effects on earnings and earnings per share as if FAS No. 123 had been adopted as well as certain other information.

         In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." This statement replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all stock-based compensation to be recognized as an expense in the financial statements and that such cost be measured according to the fair value of stock options. The Company will be required to adopt SFAS 123R commencing with the fiscal year beginning July 1, 2006. The Company currently provides the pro forma disclosures required by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," on a quarterly basis.

         Stock options granted to non-employees are recorded at their fair value, as determined in accordance with SFAS No. 123 and Emerging Issues Task Force Consensus No. 96-18, and recognized over the related service period. Deferred charges for options granted to non-employees are periodically re-measured until the options vest.

         FASB Statement 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income (loss) and income (loss) per share as if compensation cost for the Company's stock option issuances had been determined in accordance with the fair value based method prescribed in FASB Statement 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in fiscal 2005, 2004, 2003 and 2002: dividend yield of 0%, risk-free interest rates ranging from of 3.38% to 4.32%, expected lives of eight years, and expected volatility ranging from 120% to 178%. Under the accounting provisions of SFAS Statement 123, the Company's net loss and loss per share for the years ended June 30, 2005 and June 30, 2004 would have been the pro forma amounts indicated below:

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004



Stock-based Compensation continued:

                                                                 Year Ended
                                                        ------------------------------
                                                                   June 30,
                                                        ------------------------------
Net loss:                                                    2005            2004
                                                        -------------   --------------
     As reported                                        $ (9,781,186)   $  (4,999,072)
     Add: Stock based employee compensation expense
        included in reported net loss                           --               --
     Deduct: Total stock based employee compensation
        expense determined under the fair value based
          method for all awards                           (1,488,395)        (249,859)
                                                        -------------   --------------
                                                        $(11,269,581)   $  (5,248,931)
                                                        =============   ==============
Loss per share, basic and diluted:
     As reported                                        $      (0.14)   $       (0.08)
     Proforma                                           $      (0.16)   $       (0.09)


Foreign Currency Translation

The functional currency of the Company's United Kingdom subsidiary is pound sterling. Accordingly, the Company translates all assets and liabilities into U.S. dollars at current rates. Revenues, costs, and expenses are translated at average rates during each reporting period. Gains and losses resulting from the translation of the consolidated financial statements are excluded from results of operations and are reflected as a translation adjustment and a separate component of stockholders' deficit. Gains and losses resulting from foreign currency transactions are recognized in the consolidated statement of operations in the period they occur.

Warranties

         The Company warrants the products and systems it sells to be free from defects in materials and workmanship under normal use. Parts and labor costs to repair defective products or systems are covered during the first ninety days after delivery of the product or system. Thereafter the cost is billed to the customer. A tabular reconciliation of the Company's aggregate product warranty liability for the year ended June 30, 2005 and June 30, 2004 is as follows:

                                                   Year Ended
                                             -----------------------
                                                    June 30,
                                             -----------------------
                                               2005           2004
                                             --------       --------
Balance July 1,                              $ 15,000       $ 15,000

Charges for warranty work                           -              -

Accrual for product warranties issued
   during the period                           20,000              -
                                             --------       --------
Balance at June 30,                          $ 35,000       $ 15,000
                                             ========       ========

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


Use of estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market.

Property and equipment

         Assets are stated at cost. Depreciation is computed over the estimated useful life of the assets generally using the straight-line method over periods ranging from five to seven years. Additions and major renewals and betterments are capitalized and depreciated over their estimated useful lives. Repairs and maintenance are charged to operating expenses as incurred.

Income taxes

         The Company uses the liability method to determine its income tax expense. Under this method, deferred tax assets and liabilities are computed based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on the Company's ability to generate sufficient taxable income in the future.

Advertising

         Advertising costs are expensed as incurred. The Company incurred advertising expenses of approximately $79,000 and $68,000 during the years ended June 30, 2005 and 2004 respectively.


Fair Value of Financial Instruments

         The fair values of financial instruments recorded on the balance sheet are not significantly different from their carrying amounts due to the short-term nature of those instruments, or because they are accounted for at fair value.

Concentration of credit risk

            Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash balances. The Company limits the amount of credit exposure to any one financial institution. The Company generally does not grant credit to domestic or foreign customers.

Research and development costs

Research and development costs are charged to expense as incurred.

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


Loss Per Share

The Company calculates earnings per share in accordance with SFAS No. 128, Earnings Per Share, and SEC Staff Accounting Bulletin No. 98. Accordingly, basic and diluted loss per share is computed using the weighted average number of shares of common stock outstanding and excludes all common stock equivalents outstanding during the period. Common stock equivalents consist of shares issuable upon the exercise of stock options and warrants using the treasury stock method. Stock options and preferred stock that are convertible into common stock based on the Company's attainment of performance goals are not includible in the calculation of earnings per share until the specified targets are met. The following securities have been excluded from the diluted computation for fiscal 2005 and 2004 because they are contingently issuable and/or antidilutive:

                                               Year Ended June 30,
                                          ----------------------------
                                             2005              2004
                                          ----------        ----------
Series A Convertible Preferred Stock      10,500,000        10,500,000
Series B Convertible Preferred Stock       4,500,000         4,500,000
Series C Convertible Preferred Stock      15,000,000              -
Stock options                             43,825,800        10,828,500
Warrants                                   1,500,000         1,500,000

Reclassifications

Certain reclassifications have been made to the prior year financial statements in order to conform to the current year presentation.

2.  Inventory

Inventories consist of the following at June 30, 2005:

Small components and supplies               $ 139,788
Finished goods                                426,345
                                            ---------
                                            $ 566,133
                                            =========

3.  Property and Equipment

Property and equipment consists of the following at June 30, 2005:

Office furniture and equipment               $ 23,000
Leasehold improvements                          2,000
                                             --------
                                               25,000
Accumulated depreciation and amortization      (4,000)
                                             --------
                                             $ 21,000
                                             ========


Depreciation and amortization expense was $4,000 for the year ended June 30, 2005. There were no depreciable assets during the year ended June 30, 2004.

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


4.  Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at June 30, 2005 consisted of the following:

Accounts payable - trade $453,723 Professional fees and legal matters 147,539 Payroll liabilities (includes delinquent payroll taxes and associated
   interest and penalties of $394,262)                                   714,842
Accrued interest                                                          54,733
Deferred rent payable                                                     49,798
Other                                                                     45,000
                                                                      $1,465,635

5. Note Payable - CEO/stockholder

This amount represents a note payable to the Company's chief executive officer and includes deferred salary of $295,271 and accrued interest of $85,389 based on an interest rate of 5% per annum. The Note is secured by substantially all of the assets of the Company and is due on demand. Prior to the sale of CCS (See
Note 8), the Company's chief executive officer had advanced to CCS the sum of $750,741. Pursuant to his employment agreement with the Company, the Company guaranteed CCS' obligations to him to the maximum amount of $738,000. The Company's obligations under this guaranty are payable only from cash flow from operations not required for the Company's business. (See Note 9.) Because of CCS' financial condition, the guaranteed obligations have been reflected as a liability of the Company's balance sheet.

6. Notes Payable - Convertible Credit Facility; Debt Issuance Expense

On June 10, 2004, the Company entered into a convertible credit agreement with private investors pursuant to which the Company borrowed $494,000. The notes bear interest at the rate of 3.33% per annum, are convertible into the Company's common stock at $.0333 per share and mature on June 30, 2005, except that in the event of default the conversion rate is reduced to $.0167 per share. On June 30, 2005 the Company and the lenders entered into an agreement amending the terms of the notes which included an extension of the maturity date until June 30, 2010, a lowering of the conversion price to $.0167 per share and the lowering of the interest rate to 0% or the minimum allowed by law, subsequent to July 31, 2005. The conversion feature was valued at $3,847,832 using the Black-Scholes option-pricing model. The Company expensed $315,333 of this amount in the year ended June 30, 2004 and $3,532,499 during the year ended June 30, 2005 as debt issuance expense. The amount expenses in the fiscal year ended June 30, 2005 reflects both the value of the conversion feature when the notes were issued and the amendment to the note which set the conversion rate at $.05 per share.

7.  Note Payable - Others

This amount represents notes payable to three individuals, including Menahem Cohen, which the Company issued in January and May 2005. The notes are payable on demand, bears interest at the rate of 5 to 11% per annum, and are unsecured. In connection with the notes, the Company issued 300,000 shares of its common stock to two of the lenders. The Company expensed $17,000, the value of the common stock, as debt issuance expense during the year ended June 30, 2005

8. Disposition of Assets - Sale of CCS International, Ltd.

On March 22, 2005, the Company sold all of the stock of CCS to Menahem Cohen for $100 and contingent consideration consisting of 5% of CCS's and its subsidiaries' net sales through March 31, 2015. Because of CCS's financial condition the Company has established a full reserve for uncollectible amounts due from them of $2,917,216. Prior to the sale of

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


8. Disposition of Assets - Sale of CCS International, Ltd. - continued:

CCS,, the Company's president and chief executive office, had advanced to CCS the sum of $750,741. Pursuant to Mr. Jamil's employment agreement with the Company, the Company guaranteed CCS obligations to Mr. Jamil to the maximum amount of $738,000 (See Notes 5 and 9). The Company's obligations under this guaranty are payable only from cash flow from operations not required for the Company's business. Because of CCS' financial condition, the guaranteed obligations have been reflected as a liability of the Company's balance sheet under the caption "Notes Payable - CEO/Stockholder."

In connection with the sale of the stock of CCS Mr. Cohen resigned as vice president and director of the Company, and the Company entered into a consulting agreement with Mr. Cohen through December 31, 2007, pursuant to which the Company will pay Mr. Cohen compensation at the annual rate of $108,000.

9.  Employment Agreements

On March 20, 2005, the Company entered into a five-year employment agreement with Mr. Ben Jamil pursuant to which he agreed to serve as the Company's president and chief executive officer. The agreement calls for an annual base compensation of $250,000 and may be increased on each anniversary date commencing July 1, 2005 by 10% if the Company achieves certain performance criteria. In addition to the base salary, the chief executive officer is eligible to receive an annual discretionary bonus commencing June 30, 2005, at the sole discretion of the board of directors. Pursuant to the agreement, the Company granted the chief executive officer a non-qualified stock option to purchase 30,000,000 shares of common stock at an exercise price of $.0667 per share. These options vest cumulatively as to 15,000,000 shares immediately and as to the remaining 15,000,000 shares one year from the date of the agreement. In addition the Company issued to Mr. Jamil 4,000,000 shares of series C preferred stock, a newly created series of preferred stock. Pursuant to the agreement, the Company guaranteed the obligations to Mr. Jamil of CCS for advances made by Mr. Jamil to CCS, to the maximum amount of $738,000. At June 30, 2005, CCS owed Mr. Jamil $750,741. Payment of the Company's obligations pursuant to this guaranty can only be made from cash flow from operations not required for the Company's business.

On March 20, 2005, the Company entered into a five-year employment agreement with Mr. Chris R. Decker pursuant to which he agreed to serve as the Company's executive vice president and chief financial officer. The agreement calls for an annual base compensation of $120,000 and may be increased on each anniversary date commencing July 1, 2005 by 10% if the Company achieves certain performance criteria. In addition to the base salary, the chief financial officer is eligible to receive an annual discretionary bonus commencing June 30, 2005, at the sole discretion of the board of directors however, the bonus will not be less than 10%. Pursuant to the agreement, the Company granted the chief financial officer a non-qualified stock option to purchase 3,000,000 shares of common stock at an exercise price of $.0667 per share. These options vest cumulatively as to 1,500,000 shares immediately and as to the remaining 1,500,000 shares one year from the date of the Agreement. In addition the Company issued to Mr. Decker 1,000,000 shares of series C preferred stock, a newly created series of preferred stock. See Note 11 for information relating to the series C preferred stock.

10.  Issuance of Securities

During the year ended June 30, 2005, the Company issued the following securities:

The Company issued 1,364,781 shares of common stock to employees in payment of $71,000 of accrued wages.

The Company issued 607,500 shares of its common stock to consultants in payment of consulting fees of $37,303.

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


10. Issuance of Securities - continued:

The Company issued 345,000 shares of common stock in full settlement, subject to certain terms, of $41,000 of CCS's accrued professional fees. If the proceeds from the sale of the common stock are less than $41,000 CCS will pay to the creditors the difference between the $41,000 and the proceeds from the sale of the common stock. At June 30, 2005 the market value of the 345,000 shares of common stock was $24,150.

The Company issued 120,000 shares of common stock in full settlement, subject to certain terms, of $12,000 of its accrued professional fees. If the proceeds from the sale of the common stock are less than $12,000 the Company will pay to the creditors the difference between the $12,000 and the proceeds from the sale of the common stock. At June 30, 2005 the market value of the 40,000 shares of common stock was $8,400.

The Company issued 199,500 shares of common stock in full settlement of $22,725 of CCS's accrued professional fees.

During January 2005, the Company issued 300,000 shares of common stock in connection with its borrowings of $175,000 from two individuals.

On February 8, 2005, the Company issued 60,000 shares of its common stock in connection with the settlement of a lawsuit against CCS.

In May 2005, the Company sold 1,938,270 shares of its common stock to an accredited investor for $110,000.

During the fiscal year ended June 30, 2004, the Company issued the following securities:

The Company issued 154,404 shares of its common stock to an officer and an employee in payment of accrued compensation totaling $14,000.

The Company issued 802,500 shares of its common stock to consultants in payment of consulting fees of $139,081.

The Company issued 708,000 shares of its common stock to creditors of CCS in full settlement, subject to certain terms, of $89,050 of accrued professional fees. If the proceeds from the sale of the common stock when the creditors sell the shares is less than $89,050, CCS is to pay the creditors the difference between $89,050 and the proceeds received from the sale of the shares. At June 30, 2005 the value of the shares based upon the closing price of the Company's common stock was $49,560. The Company is not a party to any agreement with respect to the obligation of CCS to make such payment.

The Company sold 3,570,000 shares of common stock to accredited investors for $154,000.

In July 2003, the Company formalized consulting contracts with several consultants including Michael D. Farkas relating to acquisition services, financial public relations and operational performance services. In connection therewith the Company granted immediately exercisable options to purchase a total of 7,800,000 shares of common stock including 5,100,000 options to Michael
D. Farkas. The exercise price ranged from $.0333 per share to $.1667 per share. During the year options to purchase 7,800,000 shares were exercised for $659,000 including options to purchase 5,100,000 shares exercised for $400,000 by Michael
D. Farkas.

On May 7, 2004, the Company issued 1,651,377 shares of its common stock to Frank Ross and Juliett Vassilkioti, pursuant to a CCS settlement agreement. The settlement agreement provides that the shares will be valued at their average closing price for the 30 days beginning July 7, 2005 and ending August 5, 2005. CCS has guaranteed that the value of the shares at that time will be at least $300,000 and is responsible for the amount that $300,000 exceeds that value. Ben Jamil, the Company's chief executive officer and principal stockholder has guaranteed that the shares will have a value of at least $150,000. The value of the shares based upon the average closing price of our common stock for the 30 days beginning July 7, 2005 and ending August 5, 2005 was $129,138.

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


11.  Series C Preferred Stock

On March 18, 2005, the board of directors authorized a new series of preferred stock, the series C preferred stock, consisting of 5,000,000 shares. Each share of series C preferred stock is convertible into three shares of common stock if, prior to February 28, 2010, the Company generates either revenue of $6,000,000 or net income before taxes and before deduction of any non-cash expenses incurred in connection with the issuance of equity securities in connection with the private placement or public offering of the Company's debt or equity securities of $250,000. If neither of such targets is met by February 28, 2010, the rights of the holders of the preferred stock terminate and the holders are required to transfer the shares of series C preferred stock to the Company for no consideration. The holders of the series C preferred stock vote with the holder of the common stock on an as-if converted basis, even if the event which triggers the conversion right has not occurred. If dividends are declared on the common stock, the holders of the series C preferred stock receive dividends on an as-if converted basis. The preferred stock has a liquidation preference of $.01 per share, and after payment of the liquidation preference, the holders of the preferred stock share with the holders of the common stock on an as-if converted basis.

12. Stock Options

Stock Option Plans

As of January 21, 2002, the board of directors of the Company adopted the 2002 Stock Plan (the "2002 Plan"), which provided for the grant of non-qualified stock options to purchase a maximum of 6,000,000 shares of common stock to directors, employees, officers, agents, consultants and independent contractors who perform services for the Company. As of June 30, 2005, a total of 5,878,500 options to purchase shares of common stock are outstanding under the 2002 Plan.

As of July 3, 2003, the board of directors adopted the 2003 Stock Incentive Plan (the "2003 Plan") which provided for the grant of non-qualified stock options to purchase a maximum of 960,000 shares of common stock or the grant of shares to directors, employees, officers, agents, consultants and independent contractors who perform services for the Company. As of June 30, 2005, all 960,000 shares covered by the 2003 Plan had been issued.

As of January 23, 2004, the board of directors adopted the 2004 Stock Incentive Plan (the "2004 Plan") which provided for the grant of non-qualified stock options to purchase a maximum of 1,950,000 shares of common stock or the grant of shares to directors, employees, officers, agents, consultants and independent contractors who perform services for the Company. As of June 30, 2005, 1,950,000 options to purchase shares of common stock have been issued under this plan.

As of February 7, 2005, the board of directors adopted the 2005 Stock Incentive Plan (the "2005 Plan") which provided for the grant of non-qualified stock options to purchase a maximum of 4,500,000 shares of common stock or the grant of shares to directors, employees, officers, agents, consultants and independent contractors who perform services for the Company. As of June 30, 2005, there were no grants of options to purchase shares of common stock however, 562,500 shares of common stock had been granted and issued and as of September 30, 2005, all 4,500,000 shares covered by the 2005 Plan were issued.

In addition, pursuant to employment agreements which the Company entered into with its chief executive and chief financial officers, in March 2005, the company granted options to purchase 33,000,000 shares of common stock.

A summary of changes in common stock options during fiscal 2005 and 2004 follows:

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


12. Stock Options - continued:

Stock Option Plans - continued:

                                          Number of  Weighted Average
                                           Shares     Exercise Price
                                        -----------  -----------------
Outstanding at June 30, 2003             8,878,500   $           0.32
      Granted                            1,950,000               0.08
      Cancelled                                  -                  -
      Exercised                                  -                  -
                                        -----------  -----------------
Outstanding at June 30, 2004            10,828,500               0.28
      Granted                           33,000,000               0.07
      Cancelled                                  -                  -
      Exercised                                  -                  -
                                        -----------  -----------------
Outstanding at June 30, 2005            43,828,500   $           0.12
                                        ===========  =================

The following table summarizes information about stock options outstanding at June 30, 2005:

                                     Weighted
                                     Average
                      Number        Remaining      Number
       Exercise     Outstanding    Contractual   Exercisable
        Price        6/30/2005    Life (Months)   6/30/2005
      -----------  -------------- ------------- --------------
        $ 0.08          900,000            86        900,000
        $ 0.20       33,000,000           117      6,500,000
        $ 0.25        1,950,000           103      1,950,000
        $ 0.50        4,816,500            79      4,792,500
        $ 1.00          147,000            79        147,000
        $ 1.90           15,000            81         15,000
        $ 2.00        3,000,000            79              -
                   ------------   ------------- --------------
                     43,828,500           109     24,304,500
                   ============   ============= ==============

At June 30, 2005, there were 121,500 shares of common stock available under the 2002 and 2004 Stock Plans. In addition, if outstanding options under either of the plans are terminated or expire unexercised, the underlying shares are available under the plan.

Other Option Grant

In April 2002, pursuant to the chief executive officer's employment agreement, the Company granted him a non-qualified stock option to purchase 3,000,000 shares of common stock at an exercise price of $2.00 per share. These options vest upon achievement by the Company of $10,000,000 of annual revenues. Due to the uncertainty of reaching the stipulated performance target, the Company has not established a measurement date for the option. Upon determination that the achievement of the revenue threshold is probable, the Company will value the option on the measurement date using the intrinsic value method, and will record the resulting charge, if any, over the remaining vesting period.

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


12. Stock Options - continued:

Common Stock Purchase Warrants

In March 2004, the Company issued warrants to purchase 1,500,000 shares of common stock to a consultant. The warrants vested immediately, have an exercise price of $.05 per share and have a life of three years. The Company has valued the warrants at $289,802 using the Black-Scholes option pricing model.

13.  Income Taxes

There was no income tax expense or benefit in fiscal 2005 and 2004 due to operating losses.

Following is a reconciliation of the provision for incometaxes (tax benefit) with income taxes on the federal statutory rate:

                                                         June 30,
                                               --------------------------
                                                   2005           2004
                                               -----------    -----------
Federal tax at statutory rate                  $(3,340,000)   $(1,034,000)
State and local taxes, net of federal effect      (584,000)      (181,000)
Nondeductible items                              1,617,000        236,000
Change in valuation allowance                    2,307,000        979,000
                                               -----------    -----------
Income taxes (tax benefit)                     $      --      $      --
                                               ===========    ===========


Components of deferred taxes are as follows:

                                        June 30,
                               --------------------------
Deferred tax assets:               2005            2004
                               -----------    -----------
    Net operating losses       $ 2,180,000    $   355,000
    Deferred rent payable           20,000           --
    Reserves and allowances         19,000         21,000
    Stock based compensation       395,000        395,000
    Deferred revenue               340,000        250,000
                               -----------    -----------
                                 2,954,000      1,021,000


Deferred tax liability                --             --
                               -----------    -----------
                                 2,954,000      1,021,000
Less valuation allowance        (2,954,000)    (1,021,000)
                               -----------    -----------
Net deferred taxes             $      --      $      --
                               ===========    ===========

The Company files a consolidated federal return with its U.S. subsidiaries and combined state tax returns where permitted.

The Company has recorded valuation allowances to offset tax benefits arising from deferred tax items because their realization is uncertain. The Company has federal net operating loss carry-forwards of approximately $5,500,000 available to offset future federal taxable income. These losses expire in 2022, 2023 and 2024 and 2005.

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


14.  401(K) Savings Plan

  The Company maintains a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 15% of their salary, subject to the Internal Revenue Service limits. The Company may make a discretionary match as well as a discretionary contribution. The Company did not make any contributions to the plan for the years ended June 30, 2005 and 2004.

15. Supplemental Disclosure of Cash Flow Information


                                                              Year Ended
                                                     --------------------------
                                                              June 30,
                                                     --------------------------
                                                        2005            2004
                                                     ---------        ---------
Cash paid during the period for:
     Interest                                        $  30,014        $ 15,079
                                                     =========        =========
     Income taxes (refunded - net)                   $   2,774        $    309
                                                     =========        =========

Non-cash financing and investing activities:
     Common stock issued to settle accounts payable  $  23,303        $     -
                                                     =========        =========
     Accrued interest and deferred salary credited
        to loan payable - CEO/stockholder            $ 136,882        $ 55,128
                                                     =========        =========

16.  Commitments and Contingencies

Litigation

Although the Company is not the defendant in any litigated matter, CCS and one or more of its subsidiaries is the defendant in a number of actions, in which the total amount claimed is approximately $1,562,000. Judgments have been rendered against CCS in these matters in the approximate amount of $770,000. Although the Company is not a party to any agreement with the plaintiff in any of these actions and has not taken any action to guarantee these obligations, it is possible that the plaintiffs may seek to make a claim against the Company. The Company believes that it has no liability in any of these actions, and will vigorously defend any action which seeks to impose liability upon the Company.

Although the Company has no contractual obligation with respect to any of the obligations of CCS, and the Company believe that it has a valid defense to any claim that it has any liability with respect to any potential liabilities or obligations of CCS, it is possible that creditor of CCS or its subsidiaries may make a claim against the Company and that they may prevail. The Company believes that it has meritorious and valid defenses against all such potential litigation, and will vigorously defend any actions based on such claims.

Operating Leases

The Company leases office space, retail stores and sales offices and office equipment under non-cancelable operating leases that expire over various periods through 2010. Rent expense is being recognized on a straight-line basis to account for rent concessions and graduated charges during the lease term, resulting in deferred rent payable of $49,798. Total rent expense for the years ended June 30, 2005 and 2004 was approximately $314,179 and $116,908 respectively.
                                      F-32

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


16. Commitments and Contingencies - continued:

Operating Leases - continued:

The approximate future minimum rental commitments for all long-term non-cancelable operating leases are as follows:

  Year ending
    June 30,                Amount
-----------------        ------------

      2006               $   220,989
      2007                   227,178
      2008                   223,677
      2009                   144,531
      2010                   140,484
Thereafter                    47,266
                         ------------
                         $ 1,004,125
                         ============


17. Subsequent Events (unaudited)

Stock Distribution; Amendment to Articles of Incorporation

a)       Stock Distribution

On November 17, 2005, the board of directors authorized, and on December 5, 2005, the Company paid, a three-for-one stock distribution, pursuant to which we issue two shares of common stock for each share of common stock outstanding on the record date, November 28, 2005. All share and per share information in this prospectus retroactively reflect such stock distribution. All references to number of shares of common shares and per share data in the accompanying financial statements have been adjusted to reflect the stock distribution on a retroactive basis. The par value of the additional shares of common stock issued in connection with the stock split will be credited to "Common stock" and a like amount charged to "Additional paid-in-capital" in the three month period ended December 31, 2005. The terms of the Company's series A, series B and series C Convertible Preferred stock provide for a change in the conversion rate to adjust for the stock distribution. Accordingly, each share of the Company's series A, series B and aeries C convertible preferred stock has become convertible into three shares of the Company's common stock.

b) Amendment to Articles of Incorporation Subsequent to the Balance Sheet Date

On November 17, 2005, in connection with the three-for-one stock distribution, the Company's board of directors adopted an amendment to the Company's articles of incorporation increasing the authorized shares of the Company's common stock, par value $.0001 per share, from 100,000,000 to 300,000,000 shares, effective on November 28, 2005, the record date for the stock distribution.

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                For the fiscal years ended June 30, 2005 and 2004


17. Subsequent Events (unaudited) - continued:


c)       Convertible Credit Agreement

On August 30, 2005, the Company entered into a revolving credit agreement with GCOM Consultants, Inc., a company owned by the wife of the Company's chief executive officer, providing a line of credit of $680,000. The Agreement terminates on September 1, 2015 and requires monthly payments of $4,410 during the term. Borrowings under the agreement bear interest at the annual rate of 7.025%, are due on demand and are secured by substantially all of the assets of the Company. In connection with this agreement the CEO/Stockholder has subordinated his security interest in the assets of the Company (See Note 5) to any borrowings under this agreement. As of September 30, 2005, the Company has borrowed approximately $458,000 under this agreement.


d)       2006 Stock Incentive Plan

On October 14, 2005, the Company's board of directors adopted the 2006 Stock Incentive Plan, which provided for the grant of non-qualified stock options or the issuance of stock grants for a maximum of 2,000,000 shares of common stock to directors, employees, officers, agents, consultants and independent contractors who perform services for the Company. Stockholder approval of the 2006 stock plan has not been obtained, and all options granted under the plan will be non-qualified stock options if stockholder approval is not obtained.

e) Stock Issuances

During the three months ended September 30, 2005 the Company issued the following securities:

The Company sold 4,234,569 shares of common stock to accredited investors for $200,000.

The Company issued 2,295,000 shares of common stock in payment of consulting services valued at$94,700.

The Company issued 2,928,000 shares of common stock to employees in payment of $144,230 of accrued wages.

The Company issued 206,214 shares of common stock, valued at $12,444, to its 401(k) Savings Plan as its match to employees' cash contributions.

                                     Part II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 24.  Indemnification of Officers and Directors

Article VII of the Company's by-laws provide for indemnification of officers and directors as follows:

Section 1. Right to Indemnification. The Corporation hereby indemnities each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future' legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2. Advances Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

Section 3. Savings Clause. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnities each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

Section 607.0850 of the Florida Business Corporation Act provides broad indemnification for officers, directors and agents, as follows:

(1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

(4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel selected as provided in the statute.

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

      (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

      (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

      (c) In the case of a director, a circumstance under which statutory liability provisions are applicable; or

      (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

      (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

      (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

      (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

The statute also expressly give a corporation shall have power to purchase and maintain officers and directors liability insurance.

Each selling stockholder and the Company have agreed to mutual indemnification provisions with respect to certain liabilities incurred in connection with this offering as the result of claims made under the Securities Act of 1933, the Securities Exchange Act of 1934 or state law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution

The estimated expenses of the registration, all of which will be paid by the Company, are as follows:

         Item                              Amount
         ----                              ------
SEC filing fee                           $   204.15
Printing and filing*
Legal expenses, including blue sky       $35,000.00
Accounting expenses*
Miscellaneous*
Total*
*    Estimated.  Actual amounts to be filed by amendment.

Item 26.  Recent Sales of Unregistered Securities

      1. During the past three years, the Registrant issued an aggregate of 2,311,377 shares of common stock in settlement of litigation and other claims brought by creditors of CCS in the aggregate amount of $637,620. Certain of these agreements included price guarantees by CCS, and the Registrant has no further obligation with respect to these stock issuances. See Note 10 of Notes to Consolidated Financial Statements for the fiscal year ended June 30, 2005.

      2. During the past three years, the Registrant issued an aggregate of 1,288,629 shares of common stock in consideration for consulting services valued at $115,250.

      3. During the past three years, the Registrant sold 10,762,839 shares of common stock to six accredited investors for $560,000, including 540,000 shares of common stock sold to GSM Communications, Inc. for $18,000.

      4. During the past three years, the Registrant issued 1,639,185 shares of common stock to an employee, who is an accredited investor, in satisfaction of accrued wages of $137,350.

      5. In October 2004, the Registrant issued 15,000 shares of common stock in settlement of CCS's obligation to pay professional fees of $4,200.

      6. In January 2005, the Registrant issued 300,000 shares of common stock to two accredited investors in consideration for loans to the Registrant in the amount of $175,000.

      7. In September 2005, the Registrant issued 206,214 shares of common stock in to its 401(k) Savings Plan as its match to employees' cash contributions.

     See "Selling Stockholders" in the prospectus for information concerning the issuance of the convertible notes and warrants and the issuance of 1,050,000 shares of common stock in consideration for the payment by one of the Selling Stockholders of expenses relating to the preparation of this registration statement.

The securities above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to Sections 4(2) of the Securities Act and Regulation D of SEC. The securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Securities Act. Except as disclosed under "Selling Stockholders," the Registrant did not pay any fees or other compensation in connection with any of the issuances of securities described in this Item 26.

Item 27. Exhibits

Exhibit
Number      Exhibit Description
--------    --------------------------------------------------------------------
2.1         Agreement and Plan of Merger dated as of February 28, 2002 among the
            Registrant, CCS International, Ltd., and CCS Merger Corp.(1)
2.2         Stock Sale Agreement dated March 22, 2005, by and between the
            Registrant and Menachem Cohen (2)
3.1         Articles of Incorporation(3)
3.2         Articles of Amendment to Articles of Incorporation(4)
3.3         Articles of Amendment to Articles of Incorporation (5)
3.4         By-laws(3)
4.1         Revolving Convertible Credit Agreement, dated June 10, 2004, between the Registrant and private investors (6)
4.2         Extension and amendment dated August 4, 2005 to Revolving
            Convertible Credit Agreement (7)
4.3         Revolving Credit Agreement dated August 30, 2005, between the
            Registrant and GCOM Consultants, Inc. (7)
5.1         Opinion of Katsky Korins, LLP. (8)
10.1        Employment agreement dated March 20, 2005 between the Company and
            Ben Jamil (5)
10.2        Employment agreement dated March 20, 2005 between the Company and
            Chris R. Decker (5)
10.3        Consulting agreement dated as of July 2, 2003, between the Company and Michael Farkas(9)
10.4        Consulting agreement dated as of July 2, 2003, between the Company and Shimon Fishman (9)
10.5        2002 Stock Plan (3)
10.7        2004 Stock Plan (6)
10.9        2006 Stock Incentive Plan (10)
10.10       Lease dated June 1, 2000 between Rotterdam Ventures, Inc. d/b/a
            Galesi Enterprises and the Registrant (3)
21.1        Subsidiaries (7)
23.1        Consent of Demetrius & Company, L.L.C. (Page II- )
23.2        Consent of Katsky Korins , LLP (included in Exhibit 5.1)

(1) Filed as an exhibit to the Registrant's Form 8-K with a report date of April 17, 2002 and which was filed with the Commission on April 25, 2002, and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Form 8-K with a report date of March 22, 2005 and which was filed with the Commission on March 24, 2005.

(3) Filed as an exhibit to the Registrant's Form 10-KSB for the fiscal year ended June 30, 2002, and incorporated herein by reference.

(4) Filed as an exhibit to the Registrant's Form S-8 filed with the Commission on July 22, 2004, and incorporated herein by reference.

(5) Filed as an exhibit to the Registrant's Form 8-K with a report date of March 20, 2005 and which was filed with the Commission on March 22, 2005.

(6) Filed as an exhibit to the Registrant's Form 10-KSB for the year ended June 30, 2004, and incorporated herein by reference.

(7) Filed as an exhibit to the Registrant's Form 10-KSB for the year ended June 30, 2005, and incorporated herein by reference.

(8)         To be filed by amendment.

(9) Filed as an exhibit to the Registrant's registration statement on Form S-8, file No. 333-107226, which became effective on July 22, 2003, and incorporated herein by reference.

(10) Filed as an exhibit on the Registrant's registration statement on Form S-8, file No. 333-122990, which became effective on October 25, 2005, and incorporated herein by reference.

Item 28.  Undertakings

(a) The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reelected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Rochelle, State of New York on this 6th day of January, 2006.

                             SECURITY INTELLIGENCE TECHOLOGIES, INC.


                             By: /s/  Ben Jamil
                                 -----------------------------------
                                      Ben Jamil
                                      Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Ben Jamil and Chris Decker and each of them acting singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Signature                             Title                                  Date
---------                             -----                                  ----
/s/ Ben Jamil                       Chairman, Chief Executive Officer   January 6, 2006
------------------------------      and Director
Ben Jamil
(Principal Executive Officer)


/s/ Chris Decker                    Chief Financial Officer             January 6, 2006
------------------------------      and Director
Chris Decker
(Principal Financial
and Accounting Officer)


/s/ Tom Felice                      Director                            January 6, 2006
------------------------------
Tom Felice


/s/ Sylvain Naar                    Director                            January 6, 2006
------------------------------
Sylvain Naar
